As filed with the Securities and Exchange Commission on February 2, 2009

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE NEW TELEPHONE COMPANY, INC

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	4813	20-8867151
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Douglas W. Rink

Chief Executive Officer

201 East 8th Street

Newton, NC 28658

Telephone No.:  866-481-1262

(Name, Address and Telephone Number

of Principal Executive Offices and Agent for Service)

Copies of communications to:

JPF Securities Law, LLC.

19720 Jetton Rd

Suite 300

Cornelius, NC 28031

Telephone No.: (704) 897-8334

Facsimile No.: (888) 608-5705

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐

Large Accelerated Filer   ☐

Accelerated Filer   ☐

Non-Accelerated Filer   ☐ (Do not check if a smaller reporting company)

Smaller reporting Company   ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (1)	256,810	$1.00	$256,810	$$10.09
Total:	256,810	$1.00	$256,810	$$10.09

(1)

Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457 under the Securities Act. No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $1.00.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED FEBRUARY 2, 2009

PROSPECTUS

THE NEW TELEPHONE COMPANY, INC

256,810 Shares of Common Stock

Price per share: $1.00

Total cash proceeds if all shares are sold: $256,810.00

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Please refer to “Selling Security holders” beginning on page 16.

Our common stock is presently not traded on any market or securities exchange.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $1.00 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

An investment in our Common Stock involves significant risks. Investors should not buy our Common Stock unless they can afford to lose their entire investment. See “Risk Factors ” beginning on page 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is February 2, 2009

TABLE OF CONTENTS

PROSPECTUS SUMMARY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the “Risk Factors” section. Unless the context requires otherwise, “we,” “us,” “our”, “ and the “company” and similar terms refer to The New Telephone Company, Inc., and our subsidiaries collectively, while the term “The New Telephone Company” refers to The New Telephone Company, Inc..” in its corporate capacity.

Our Company

The New Telephone Company, Inc. (the “Company”), a privately-held North Carolina corporation formerly known as Rink Communications, Inc., was incorporated on August 30, 2006.  The Company was formed primarily to enter the telecommunications (“telecom”) market by acquiring the assets of existing telecom companies.

On March 26, 2007, The New Telephone Company, LLC acquired the net assets of Cox and Srail, Inc. (“Predecessor”), formerly known as The New Telephone Company, a privately-held North Carolina corporation.  The Predecessor had been in the business of renting telecommunications equipment to small businesses since 1972.  The Company acquired the net assets of the Predecessor in order to establish a presence in the telecommunications equipment rental market.

The total purchase price of $650,000 was paid with $585,000 in the form of loan proceeds and $65,000 in the form of a note to C&S Enterprises, which is a company affiliated with the Predecessor.  The Company also paid $8,444 in direct acquisition costs in connection with the acquisition.

Effective December 31, 2007, The New Telephone Company, LLC was merged into The New Telephone Company, Inc., formerly known as Rink Communications, Inc. This transaction was treated as a reverse merger for accounting purposes.  In the reverse merger, The New Telephone Company, Inc., was the legal acquirer and The New Telephone Company, LLC was the accounting acquirer.

The Company rents a warehouse which gives it a greater ability to service its customers by housing replacement parts that are readily available to help alleviate customer problems immediately. The Company recognizes that time is one of the most valuable assets and greatest expense to businesses. The Company targets businesses that are looking to save money by purchasing, installing, and maintaining the equipment through one company.

The Company feels that based on the number of phones and business lines a customer uses, a proposal should be comprehensive and take into consideration all factors that impact the customer’s communication system. Personal service and awareness are two key considerations when providing for the Company’s customers.

About Us

Our principal executive offices are located at 201 East 8th Street, P.O. Box 404, Newton, NC 28658.  Our telephone number is (866) 481-1262.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. Upon effectiveness of our registration statement, management plans to apply to enable our common stock to be quoted on the OTC Bulletin Board.

The Offering

Common Stock

Offered for Sale

Up to a maximum of 256,810 shares.

Price to the Public

$1.00 per share in cash.

Use of Proceeds

Primarily for

Offering expenses, sales and marketing, acquisitions, and working capital.

Number of Shares

Outstanding Prior

to the Offering

5,055,810

Number of Shares

Outstanding After

the Offering

5,080,810 if 10% of offering sold.

5,118,310 if 25% of offering sold.

5,180,810 if 50% of offering sold.

5,243,310 if 75% of offering sold.

5,305,810 if 100% of offering sold.

Terms of the Offering

This is a BEST EFFORTS OFFERING.  This is a no minimum offering.  Accordingly, as shares are sold, we will use the money raised for our business. The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors. We cannot be certain that we will be able to sell enough shares to fund our operations appropriately.

6,810 of the 256,810 offered through this prospectus are currently issued and outstanding shares of our common stock by selling security holders, consisting of: 37 US investors.

We agreed to file a registration statement with the Commission in order to register the resale of the common shares issued to the selling security holders.

As of January 7, 2009, we had 5,055,810 shares of common stock outstanding. The number of shares registered under this prospectus would represent approximately 4.840% of the total common stock outstanding. The number of shares ultimately offered for sale by the selling security holders is dependent on whether, and to what extent, such holders decide to sell their shares.

We will not commence seeking a market for our common stock until the registration statements have cleared all comments from the Securities and Exchange Commission. Management intends to request a market maker to file a Form 211 to be approved for trading on the NASDAQ. The Company is not permitted to file a form 211 with the OTCBB as only Market Makers may apply to the OTCBB for the issuer to get approval to quote the security on the Exchange.

There currently is no trading market for our common stock. The Company has not applied for a listing on any exchanges including Pinksheets.com. Shares registered in this prospectus may not be sold until it is declared effective. The common shares offered under this prospectus may not be sold by the selling security holders, except in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned “Selling Security Holders” and “Plan of Distribution.”

SUMMARY FINANCIAL DATA

The following selected financial data have been derived from the Company’s financial statements which have been audited by Lake & Associates, CPA’s LLC, an independent registered public accounting firm, as of and for the year ended at June 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2008. The summary financial data as of June 30, 2008 are derived from our audited financial statements, which are included elsewhere in this prospectus. The audited condensed financial statements have been prepared on the same basis as our audited financial statements and include all adjustments, consisting of normal and recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for the audited periods. The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus and the Financial Statements and notes thereto included in this Prospectus.

THE NEW TELEPHONE COMPANY, INC.

SUMMARY OF STATEMENTS OF OPERATIONS

Audited Financial Summary Information for the Year Ended June 30, 2008 and Three Months Ended June 2007

THE NEW TELEPHONE COMPANY, INC. STATEMENTS OF CASH FLOWS Audited Financial Summary Information for the Year Ended June 30, 2008 and Three Months Ended June 2007

Year Ended June 30, 2008	Three Months Ended June 30, 2007
Operating Activities:		
Net income (loss)	$ (34,264)	$ (17,126)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:		
Depreciation and amortization	60,869	17,814
Common stock issued for services	31,850	—
Loss on disposal of rental equipment	2,018	409
Loss on disposal of fixed assets	1,319	229
Provision for doubful accounts	18,402	4,503
Changes in assets and liabilities:		
Accounts receivable	(10,207)	(24,090)
Amounts due from related parties	(4,960)	—
Equipment held for sale	2,739	—
Prepaids and other current assets	(29,700)	(12,011)
Other noncurrent assets	—	—
Accounts payable	5,803	36,715
Amounts due to related parties	15,785	—
Accrued liabilities	4,714	32,125
Other noncurrent liabilities	—	—
Other	—	—
Net cash provided by operating activities	64,368	38,568
Investing Activities:		
Additions to rental equipment	(91,802)	(691,764)
Additions to fixed assets	(20,512)	(43,019)
Acquisition of Telcom Ltd., LLC net assets	(36,818)	—
Proceeds from disposal of rental equipment	42,542	23,790
Proceeds from disposal of fixed assets	—	—
Net cash used in investing activities	(106,590)	(710,993)
Financing Activities:		
Proceeds from issuance of long-term debt	117,957	710,900
Principal payments on long-term debt	(38,941)	(4,812)
Deferred financing fees	—	(19,841)
Member contributions	22,416	54,141
Member withdrawals	(67,391)	(47,900)
Net cash provided by financing activities	34,041	692,488
Change in cash and cash equivalents	(8,181)	20,063
Cash and cash equivalents, beginning of period	20,063	—
Cash and cash equivalents, end of period	$ 11,882	$ 20,063

See notes to financial statements.

THE NEW TELEPHONE COMPANY, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

Audited Financial Summary Information for the Year Ended June 30, 2008 and Three Months Ended June 2007

 RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

You should carefully consider the following risk factors, in addition to the other information and financial data contained elsewhere in this prospectus, in evaluating an investment in the common stock. The trading price of our common stock could decline due to any of these risks, and you could loss all or part of your investment.

This prospectus also contains forward-looking statements. These statements relate to future events or future financial performance and involve risks and uncertainties. In evaluating these statements, you should specifically consider various factors, including the risks outlined below. These factors could cause our actual results to differ materially from those anticipated in these forward-looking statements. See “Forward-Looking Statements.”

Quarterly Operating Results May Vary

Our operating results are unpredictable and may fluctuate on a quarterly basis. You should not rely on our results of operation during any quarter as an indication of our results for a full year or any other quarter. Factors that may affect our quarterly results include:

-

Our ability to attract new customers at reasonable cost, satisfy existing customers, or encourage purchases;

-

Our ability to identify appropriated partners;

-

Our ability to manage anticipated growth;

-

Our ability to negotiate and maintain cost efficient advertising;

-

Our ability to retain key employees;

-

The amount and timing of operating costs and capital expenditures relating to expansion of our operations;

-

Our ability to continually improve our customer service;

-

Our ability to obtain adequate financing on reasonable terms;

-

Our ability to effectively and efficiently use the proceeds from this offering; and

-

Increased competition.

Our Industry is Highly Competitive

The technology industry is highly competitive and constantly evolving. Although the Company’s products and service offerings have distinctive features and benefits currently unique in the market, we expect the competition to increase because our markets pose no substantial barriers to entry. To the extent one of our competitors undertakes a similar growth strategies, our competition would increase further. We believe that our ability to compete depends upon factors both within and beyond our control, including the following:

-

Customer service efforts;

-

Sales and marketing efforts; and

-

The customer satisfaction, price and reliability of the service offerings.

We depend on our key executives

The Company is dependent on the services of its executive officer Douglas Rink. Our inability to replace him in the event he leaves the Company could affect our operations or financial position.

Our business could be also adversely affected by turnover among our account executives or loss of key personnel. Our ability to achieve revenue objectives depends to a significant extent on our ability to identify, hire, train and retain qualified sales personnel. We will expend a significant amount of resources and management time on identifying and training our personnel. Our ability to attract and retain qualified personnel depends on numerous factors, including factors outside our control, such as conditions in local employment markets and the perceived opportunity by prospective employees. A decrease in the number of field or in-house sales representatives could adversely affect our results of operations, financial condition and liquidity, as well as our ability to service debt.

Uncertainty of Future Results of Operations

Because the Company has a limited operating history and the competitive nature of the markets in which it competes, the Company is unable to forecast accurately its revenues. The Company’s expense levels are based, in part, on its expectations with regard to future revenues, and to a large extent such expenses are fixed, particularly in the short term. To the extent the Company is unsuccessful in increasing its revenues, the Company may be unable to appropriately adjust spending in a timely manner to compensate for any unexpected revenue shortfall or will have to reduce its operating expenses, causing it to forego potential revenue generating activities, either of which could cause a material adverse effect in the Company’s business, results of operations and financial condition.

In addition, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing or marketing decisions that may adversely affect its revenues. These factors add to the difficulty in accurately forecasting revenue.

Our Access to Credit May be Restricted

We must maintain various financial benchmarks or lenders may restrict us from incurring certain kinds of debts. We may not pay dividends on our common stock while a line of credit or subordinated debt is outstanding. We are also subject to other restrictions, including restrictions pertaining to significant corporate transactions and management changes.

Management of Growth

The Company anticipates that it will be necessary to rapidly and significantly expand its operations in order to address potential market opportunities. At present the Company has five full time salaried employees and one part time employee. The Company’s anticipated growth is expected to place significant strain on its managerial, operational and financial resources and systems. To manage its growth, the Company must implement, improve, and effectively utilize its operational, management, marketing, and financial systems and train and manage its employees.

There can be no assurance that the Company will be able to manage effectively the expansion of its operations or that the Company’s current personnel, systems, procedures and controls will be adequate to support the Company’s operations. Any failure of management to manage effectively the Company’s growth could have a material adverse effect on the Company’s business, results of operations and financial condition.

Risk of System Failure, Delays and Inadequacy

The performance, reliability and availability of the Company’s products and service are critical to its reputation and ability to attract customers and partners. The Company’s products and operations are vulnerable to damage or interruption from fire, flood, hurricane, tornado, power loss, telecommunications failure, Internet breakdowns, break-ins, earthquakes, terrorist attacks and similar events. The Company does not presently have redundant facilities or systems or a formal disaster recovery plan and does not carry sufficient business interruption insurance to compensate it for losses that may occur. Any system error or failure that causes interruption in availability of the Company’s products or an increase in response time could result in a loss of customers and, if sustained or repeated, could reduce the attractiveness of the Company to such entities or individuals.

Inflation

Although we cannot determine the precise effects of inflation on our business, we do not believe inflation will have a material impact on our sales or the results of our operations. While salaries are increased overtime in forecasts, the costs of goods sold, operating expenses and the price of the product is not adjusted over time.

Since this Is a Direct Public Offering and There Is No Underwriter, We May Not Be Able to Sell Any Shares Ourselves, and Investors Run the Risk of Losing Their Entire Investment.

We have not retained an underwriter to sell these securities.  We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. Our President, Doug Rink, will be selling the shares himself and has no prior experience in selling securities. If we fail to sell all the stock we are trying to sell, we will have to hold back our plan of operation, and you may lose all or substantially all of your investment.

Our President, Doug Rink, Has Significant Control Over Stockholder Matters, Which Will Restrict the Ability of Minority Stockholders to Influence Our Activities That Might Be Beneficial to Them.

Our President, Doug Rink, holds 4,755,000 of our common shares outstanding as of January 7, 2009, which gives him voting control over all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions. This consolidation of voting power could also have the effect of delaying, deterring or precluding a change in control of The New Telephone Company that might be beneficial to other stockholders.  In addition, if a takeover is delayed, deterred or precluded, shareholders may be prevented from receiving a premium price for their shares.

As There Is No Public Market for Our Common Shares, They Are an Illiquid Investment and Investors May Not Be Able to Sell Their Shares.

Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to request a market maker to apply The New Telephone Company for a listing on the FINRA OTC Bulletin Board trading system pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing.  The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions. If no market for our shares occurs, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

We Have Arbitrarily Determined the Price of the Shares

There is no present market for the shares. We have arbitrarily set the price of the shares with reference to the general status of the securities market and other relevant factors. The offering price for the shares should not be considered an indication of the actual value of the shares and is not based on our net worth or prior earnings. We cannot assure you that the shares could be resold by you at the offering price or at any other price.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

SINCE THIS IS A DIRECT PUBLIC OFFERING AND THERE IS NO UNDERWRITER, WE MAY NOT BE ABLE TO SELL ANY SHARES OURSELVES, AND INVESTORS RUN THE RISK OF LOSING THEIR ENTIRE INVESTMENT.

      We have not retained an underwriter to sell these securities.  We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. Our President Douglas Rink, will be selling the shares himself and has no prior experience in selling securities. If we fail to sell all the stock we are trying to sell, we will have to hold back our plan of operation, and you may lose all or substantially all of your investment.

 FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to attract and retain clients, help clients attain their goals, and select competitive locations for our centers and that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products and services will increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision.

 USE OF PROCEEDS

The net proceeds to us from the sale of the 256,810 shares offered hereby at a public offering price of $1.00 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $126,360.09 for legal, accounting, printing and other costs in conjunction with the offering. In the event we fail to acquire enough cash in the offering to offset offering expenses, we will have to find another source of funding, such as borrowing from our officers and directors, and we cannot assure you that we will have any success.  6,810 shares of the 256,810 shares offered through this prospectus are currently issued and outstanding shares of our common stock by selling security holders, consisting of: 37 US investors.

The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of proceeds in the event actual proceeds are insufficient to accomplish the uses set forth.

Percent of Total Share Offered	10% ($)	25% ($)	50% ($)	75% ($)	100% ($)
Shares Sold	25,000	62,500	125,000	187,500	250,000
Gross Aggregate Proceeds From Offering	$25,000	$62,500	$125,000	$187,500	$250,000
Less Offering Expenses:
Legal Fees	25,000	25,000	25,000	25,000	25,000
Transfer Agent Fees	5,000	5,000	5,000	5,000	5,000
Blue Sky Fees	350	350	350	350	350
Accounting Fees	95,000	95,000	95,000	95,000	95,000
Printing & Shipping	1,000	1,000	1,000	1,000	1,000
SEC registration Fees	10.09	10.09	10.09	10.09	10.09
Total Offering Expenses	126,360.09	126,360.09	126,360.09	126,360.09	126,360.09
Net Offering Proceeds	(101,360.09)	(63,860.09)	(1,360.09)	61,139.91	123,639.91
Uses of Net Offering Proceeds – In Order of Priority:
Sales and Marketing	0	0	0	50,000	50,000
Acquisitions	0	0	0	0	70,000
General working capital	0	0	0	1,139.91	3,639.91
Total Use of Net Proceeds	0	0	0	61,139.91	123,639.91

The specifics of each use of proceeds as illustrated in the table above will break down in their order of priority, assuming all shares are sold in this offering, as follows:

1.  Offering expenses: $126,360.09 in expenses relates to the cost of conducting this offering. They include SEC registration fee, state registration fee and expenses, printing and shipping expenses, legal fees and expenses, accounting fees and expenses, and transfer agent expenses.

2.  Sales and marketing: $50,000 allotted for the hiring of additional sales personnel. This budget will allow the Company to provide three months of salary to three new sales personnel.

3.  Acquisitions: $70,000 allotted to be used as partial capital to acquire other businesses with similar business models to The New Telephone Company.

4.

General working capital: $3,639.91 allotted for telephone, long distance, postage, office supplies and other miscellaneous expenses.

It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 250,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not negatively affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.  If we raise only 10% of the offering, or none, we intend to carry out our plan of operations.

      Any funds not used for the purposes indicated will be used for general working capital. General working capital includes telephone, long distance, postage, office supplies and other miscellaneous expenses. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $187,500 in gross proceeds from the offering is received, $126,360.09 will be used for the offering expenses, $50,000 will be used for sales and marketing, and the remaining $1,139.91 will be used for general working capital. If less than $126,360.09 is received the entire amount will be applied toward offering expenses.

      In general, the more shares we are able to sell, the more quickly we will be able to begin our sales and marketing efforts and execute on potential acquisition opportunities. The numbers above do not include any deductions for selling commissions since we will be selling the shares through the efforts of Doug Rink our President who will not receive any commissions.

      There is no minimum amount that must be sold in this offering.  There is no maximum amount that must be purchased by each investor.

      Our President has broad discretion in allocating a substantial portion of the proceeds of this offering. We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

DETERMINATION OF OFFERING PRICE

     The Selling Security Holders will sell their shares at $1.00 per share and thereafter at prevailing market prices, if and when The New Telephone Company, Inc is quoted on the Over-The-Counter Bulletin Board. However, there can be no assurance that we will find a market maker willing to apply for such quotation. Prior to this offering, there has been no market for our shares. The offering price of $1.00 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. The Company has a Private Placement Memorandum that set the price at $1.00 a share and 37 investors have bought in at that price. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

DILUTION

Our net tangible book deficit as of June 30, 2008 was $94,879 or less than $0.01 per share of common stock. Net tangible book deficit is determined by dividing our tangible book deficit (total tangible assets less total liabilities and convertible preferred stock) by the number of outstanding shares of our common stock. As of January 7, 2009, we had a total of 5,055,810 shares of common stock outstanding and no shares of preferred stock outstanding.  After giving effect to the sale of 250,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $126,360.09), The New Telephone Company’s net tangible book value as of the closing of this offering would not increase from less then $0.01 per share. This represents an immediate dilution of $.99 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock

$1.00

Net tangible book value per share prior to offering

$(0.01)

Increase per share attributable to current shareholders

$0.00

Net tangible book value per share after offering

$(0.01)

Dilution per share to new investors

$.99

Percentage dilution

99.99%

SELLING SECURITY HOLDERS

The following table presents information regarding the selling security holder. Unless otherwise stated below, to our knowledge no selling security holder nor any affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. None of the selling security holders are members of the National Association of Securities Dealers, Inc. The selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

For purposes of calculating the percentage of shares owned after the offering, we assumed the sale of all common shares offered under this prospectus. However, the selling security holders are under no obligation to sell all or any portion of the common shares offered for sale under this prospectus. Accordingly, no estimate can be given as to the amount or percentage of our common shares that will ultimately be held by the selling security holders upon termination of sales pursuant to this prospectus. The percentage of outstanding shares is based on 5,055,810 shares of common stock outstanding as of January 7, 2009.

(1)

Applicable percentage of ownership is based on 5,055,810 shares outstanding as of January 7, 2009 (there are no securities exercisable or convertible into shares of common stock). Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities.  Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

(2)

Waypoint Advisors Holding, LLC, a North Carolina limited liability company, received 245,000 common shares for professional services in connection with preparing a Business Plan. A copy of our consulting agreement with Waypoint Advisors Holding, LLC. is attached hereto as Exhibit 10.1.  Waypoint Advisors Holdings, LLC is a closely held North Carolina Limited Liability Company.  It is owned by Waypoint Advisors, LLC, a closely held North Carolina Limited Liability Company, and Canington Consulting, Inc, a closely held North Carolina Corporation.  Waypoint Advisors, LLC owns 50% interest in Waypoint Advisors Holdings, LLC.  Jason Lewis, a resident of North Carolina, owns 100% membership interest is Waypoint Advisors, LLC.  Canington Consulting, Inc. owns 50% interest in Waypoint Advisors Holdings, LLC.  John Canington, a resident of North Carolina, owns 100% of Canington Consulting, Inc.

(3)	Rick Best, a North Carolina Resident, possesses 100% ownership interest in Bestrate.com, Inc., a North Carolina Corporation.
(4)	Ward Norris, a North Carolina Resident, possesses 100% ownership interest in Crown Resources, Inc., a North Carolina Corporation.
(5)	David Koran, a North Carolina Resident, possesses 100% ownership interest in Gideon Financial, Inc., a Nevada Corporation.

PLAN OF DISTRIBUTION

Shares to be Offered

General

The following discussion addresses the material terms of the plan of distribution.

      We are offering up to 250,000 shares of our common stock at a price of $1.00 per share. We are offering the shares directly on a best efforts, no minimum basis and no compensation is to be paid to any person for the offer and sale of the shares. Since this offering is conducted as a direct public offering, there is no assurance that any of the shares will be sold.

The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors, unless the maximum proceeds are received earlier or we decide to stop selling our shares. Our President, Doug Rink, officers, existing stockholders and affiliates may purchase shares in this offering under the same terms as public investors would, and if purchased, they intent to hold the shares for investment purposes, and not with a view to further resale or distribution. There is no limit to the number of shares they may purchase.

No Public Market for Common Stock

      There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

      There are several requirements for listing our shares on the FINRA bulletin board, including:

•

We must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

•

We must remain current in our filings;

•

We must find a member of the FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

•

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

No Broker Is Being Utilized In This Offering

      This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, the FINRA's corporate finance department must issue a "no objection" position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

Our President Doug Rink will be selling our securities on our behalf. Doug Rink is not a licensed FINRA broker and associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

•

He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

•

He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

He will restrict his participation to the following activities:

     A.  Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

     B.  Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

      C.  Performing ministerial and clerical work involved in effecting any transaction.

No Escrow of Proceeds

      There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law. There is no guarantee we will sell all shares offered as this is a “best efforts” offering.

Method of Subscribing

      You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the closing of the offering, to us. The subscription price of $1.00 per share must be paid in cash or by check, bank draft or postal money order payable in United States dollars to the order of The New Telephone Company, Inc. and delivered to us at 201 East 8th Street, Newton, NC 28658.  We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

Penny Stock Reform Act of 1990

      The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

Sales By Selling Security Holders

The New Telephone Company’s Selling Security Holders are offering to sell 256,810 shares of our common stock. All Selling Security Holders will sell their shares at $1.00 per share until such time as a market develops for our common stock, if ever. Then the shareholders shall be permitted to sell at the then prevailing market price.  We will not receive any proceeds from the sale of the shares by The New Telephone Company’s Selling Security Holders. The securities offered by this prospectus may be sold by The New Telephone Company’s Selling Security Holders, but not by us.  We are not aware of any underwriting arrangements that have been entered into by the Selling Security Holders. The distribution of the securities by The New Telephone Company’s Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

Any of The New Telephone Company’s Selling Security Holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf.  For instance, an illegal distribution may occur if any of The New Telephone Company’s Selling Security Holders provide us with cash proceeds from their sales of the securities.  If any of The New Telephone Company’s Selling Security Holders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, The New Telephone Company’s Selling Security Holders and any brokers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The New Telephone Company’s Selling Security Holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such The New Telephone Company’s Selling Security Holders, the pledgee in such loan transaction would have the same rights of sale as The New Telephone Company’s Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. The New Telephone Company’s Selling Security Holders also may enter into exchange trading of listed option transactions that require the delivery of the securities listed under this prospectus.  The New Telephone Company’s Selling Security Holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. If a post-effective amendment is not filed with the Securities and Exchange Commission by the Company, 'pledgees' and 'transferees' of a Selling Security Holder would not have rights to resell under this prospectus.

In addition to, and without limiting, the foregoing, each of The New Telephone Company’s Selling Security Holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by The New Telephone Company’s Selling Security Holders or any such other person.  Specifically, Regulation M prohibits an issuer, The New Telephone Company’s Selling Security Holders, or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person’s completion of participation in the distribution.  Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.  Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

There can be no assurances that The New Telephone Company Selling Security Holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with The New Telephone Company’s Selling Security Holders, we will pay all the fees and expenses incident to the registration of the securities, other than The New Telephone Company’s Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which are to be paid The New Telephone Company’s Selling Security Holders.

DESCRIPTION OF CAPITAL STOCK

General

The Company is authorized to issue 100,000,000 shares of common stock, par value of $0.001 per share. As of January 7, 2009, there were 5,055,810 shares of common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders. All shares of common stock rank equally as to voting and all other matters. Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive an amount per share equal to the sum of (i) $1.00 for each outstanding share of common stock and (ii) an amount equal to any declare but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like).  If upon the occurrence of such event, the assets and funds thus distributed among the holders of the common stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the common stock in proportion to the amount of such stock owned by each such holder.

Limitation of Liability: Indemnification

Our Bylaws provide that the Company shall indemnify its officers, directors, employees and other agents to the maximum extent permitted by North Carolina law.

We believe that the provisions in its Articles of Incorporation and its Bylaws are necessary to attract and retain qualified persons as officers and directors.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of Company pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

INTEREST OF NAMED EXPERT AND COUNSEL

Our financial statements for the year ended June 30, 2008, contained in this prospectus have been audited by Lake & Associates, CPA’s LLC, registered independent certified public accountants, to the extent set forth in their report, and are set forth in this prospectus in reliance upon such report given upon their authority as experts in auditing and accounting. Lake & Associates, CPA’s LLC does not own any interest in us.

JPF Securities Law, LLC passed upon the validity of the issuance of the common shares to be sold by the selling security holders under this prospectus. JPF Securities, LLC does not own any interest in us.

DESCRIPTION OF BUSINESS

Business Development

The New Telephone Company, Inc was incorporated in North Carolina on August 29, 2006 as Rink Communications, Inc. On January 2, 2008, Rink Communications, Inc amended its North Carolina Articles of Incorporation to change its name to The New Telephone Company, Inc. The Company was formed primarily to enter the telecommunications market by acquiring the assets of existing telecommunication companies.  Its activities prior to March 26, 2007 were insignificant and are, therefore, not reflected herein.

On March 26, 2007, The New Telephone Company, LLC acquired the net assets of Cox and Srail, Inc. (“Predecessor”).  The Predecessor had been in the business of renting telecommunications equipment to small businesses since 1972.  The Company acquired the net assets of the Predecessor in order to establish a presence in the telecommunications equipment rental market.

Effective December 31, 2007, The New Telephone Company, LLC was merged into The New Telephone Company, Inc., formerly known as Rink Communications, Inc. This transaction was treated as a reverse merger for accounting purposes.  In the reverse merger, The New Telephone Company, Inc., was the legal acquirer and The New Telephone Company, LLC was the accounting acquirer.  Due to the change in legal form of the entity from an LLC to a corporation, the value in members’ equity and accumulated deficit was converted to common stock and additional paid-in capital on the effective date.

The Company is primarily engaged in the long-term rental of telecommunications equipment.  The Company also has begun pursuing expansion into the telecom equipment sales market.  The Company provides telecommunications equipment and related services to customers in Hickory, NC and Statesville, NC. We are headquartered in Newton, NC.

The Company aims to develop long-term relationships and personalized services in a consultative manner, by using the most reliable and technologically advanced equipment available. We apply the advancements in technology to the customer's individual business needs. As part of our contracts with customers, we also provide ongoing service to the equipment along with complimentary equipment upgrades. Our business plan is to make sure that we, as a company, go out of our way to help customers get the most of the equipment purchased and to take care of all their phone needs. We strive to help customers focus on their own business objectives while we take care of their telecommunications equipment. Our Company motto is that “We will do everything in our power to help you be successful, so you can pay next month’s rent.”

We are authorized dealers for Telrad Connegy and PCS Digital equipment. Telrad Connegy is a national telecommunications company that offers state of the art telephony equipment to help businesses run smoothly, meeting their communication needs. They have a wide variety of systems, peripherals and software that is manufactured to be capable of handling any business communication environment ranging from the smallest system to even the most sophisticated network. PCS Digital combines sophistication and flexibility to help growing business meet their expanding and changing communications needs. They feature a staff of experienced employees who know what it takes for a business communications system to be successful and efficient immediately and over time.

We operate and target clients within the Hickory, NC and Statesville, NC regions. We feel that even though the major metropolitan area of Charlotte, NC is close to us, our operations targets companies that would consider competitors in Charlotte, NC too far away to effectively service their telecommunications equipment. Our industry experience has allowed us to identify target markets that will be receptive to our products and services while allowing the quickest market penetration with as minimal competition as possible.

Business of Issuer

Products and Services

Our Company provides the following services to clients:

-

Analysis of current communications expenses

-

Telephone systems, including Traditional and VOIP Communication network designs

-

Computer network designs

-

Local area networks

-

Wide area networks

-

Paging systems, including sound and wireless

-

Telephone and network cabling

-

Telrad Connegy and PCS digital equipment for rent

-

Purchasing, installing, and maintaining equipment

Our Business Model

The New Telephone Company, Inc plans to generate income by focusing on continued personal service and customer care, offering updated and advance technology, positioning itself as a one stop shop for telecommunication needs, and using customer referrals to build business. Through its products and services offerings, the Company plans to increase its revenues by offering a wider array of telecommunications equipment, better analysis of current communications systems, and deeper analysis of business needs, future and current.

Strategy and Implementation Summary

We will strategically focus on retaining existing clients and building relationships with new clients. Our business strategy calls for searching and hiring more employees, placing a greater emphasis on training and effectively managing the new employees, and  launching an effective marketing and advertising campaign to increase awareness of the Company and the services we provide.

Marketing and Sales Strategy

We believe strong marketing support is important to attracting new clients. We target companies that are looking for a more hands on approach to telecommunications service, especially companies that are looking to outsource the purchasing, installing, and maintaining of their telecommunications equipment. We hope that our expertise, knowledge, convenience, networking capabilities, and top notch customer service will help us further access the Hickory, NC and Statesville, NC business telecommunications market.

We attract interest from visitors to our Internet homepage at http://www.newtelco72.com/ and continue to explore ways to use the Internet as a customer relationship management tool. We have set up our web page to receive potential client inquiries via Email through the Internet. Our internet visitors are encouraged to set an appointment with the Company to come and analyze current business needs and help figure out ways to save money. We also rely on the referral process from current clients to help the Company find new clients.  More so, our customer testimonies can conveniently be found on our website.

Competition

We have numerous companies in and around the Newton, NC area that provide comparable telecommunications services. The major competitive obstacle that our Company needs to overcome is the idea that some customers want to own their equipment. In our business model, the customer does not gain equity in the equipment since they are renting it from our business. Other major obstacles are trying to compete with the low loan and lease rates offered by banks and financing companies coupled with long term service contracts on the equipment. These three obstacles have been and will continue to be a formidable challenge to our rental program.

Competitive Edge

Our ability to sell against the competitors would depend on certain factors that our Company can handle better than the competition. Our company offers coterminous rental agreements, flexibility for special circumstance clients, flexible invoicing (i.e. monthly, quarterly, annually), and equipment servicing speed. We believe that our business model will sell easier in a tighter credit market and to companies are who are looking for off balance sheet alternatives to capital lease financing along with an even flow of expected expenses within their telecommunication needs.

In order to continue to have a competitive edge in our business, we need to strengthen our relationships with our new and existing customers and employees. We also need to keep tailoring to the niche that we have found for customers who want to outsource their telecommunication needs to our Company and rent their equipment from our Company.

Reports to Security Holders

We are filing this registration statement on a voluntary basis under the Securities Act of 1933. The effectiveness of this registration statement subjects us to the periodic reporting requirements imposed by Section 13(a) of the Securities Exchange Act of 1934.

We will electronically file with the Commission the following periodic reports:

·	Annual reports on Form 10-K;

·	Quarterly reports on Form 10-Q;

·	Periodic reports on Form 8-K;

·	Annual proxy statements to be sent to our shareholders with the notices of our annual shareholders' meetings.

In addition to the above reports to be filed with the Commission, we will prepare and send to our shareholders an annual report that will include audited financial statements.

The public may read and copy any materials we file with the Commission at the Commission's Public Reference Room at 100 F Street N.E. Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Also, the Commission maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that electronically file reports with the Commission.

DESCRIPTION OF PROPERTY

The Company leases a 1,200 square foot office space and a 3,000 square foot warehouse space from Rink Media, LLC (“Rink Media”), which is owned by the Company’s president and majority stockholder.  Total lease payments made by the Company to Rink Media during the year ended June 30, 2008 were $6,000.  No lease payments were made to Rink Media during the three months ended June 30, 2007.

The Company leases office space from a related party under an operating lease (see Financial Note 11).  The lease was executed on May 27, 2008 with a base term of one year, which is renewable in May 2009, and is renewable at the end of each successive one-year period.  On each renewal date, the annual rent payable is to be adjusted using a formula based on the change in the Consumer Price Index, as described in the lease agreement.  The monthly rental due under this lease is $500.

The Company and Rink Media share office space in the same building.  As a result, certain operating expenses also are shared between the two entities.  Total operating expense reimbursements paid to Rink Media by the Company during the year ended June 30, 2008 were $15,048.  Total operating expense reimbursements received from Rink Media by the Company during the year ended June 30, 2008 were $12,421.  There were no payments made or received for expense reimbursements between the Company and Rink Media during the three months ended June 30, 2007.

As of June 30, 2008, the amount due from Rink Media to the Company for expense reimbursements was $4,960 and the amount due to Rink Media from the Company for expense reimbursements was $12,769.  There were no balances due to or from Rink Media as of June 30, 2007.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are not currently quoted on any exchange.

Holders

We have approximately 39 record holders of our common stock as of January 7, 2009.

Dividend Policy

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business.

Equity Compensation Plan and Stock Option Plan Information

The Company sponsors a defined contribution profit-sharing plan (“Plan”) under Section 401(k) of the Internal Revenue Code for all employees who have completed at least one year of service, work a minimum of 1,000 hours per year and are at least 21 years of age.  Plan participants may elect to contribute up to 100% of their eligible compensation on a pre-tax basis, subject to annual contribution limits established by the Internal Revenue Service (“IRS”).  The IRS contribution limit is $15,500 for calendar years 2007 and 2008; however, this limit is increased by $5,000 per year for participants over the age of 50.  The Company is required to make matching contributions equal to 100% of the first 3% of eligible pre-tax compensation contributed by each participant and 50% of the next 2% of eligible pre-tax compensation contributed by each participant.  In addition, the Company also may make additional discretionary contributions to the Plan.

During the year ended June 30, 2008, the Company made matching contributions of $7,025.  During the three months ended June 30, 2007 the Company made matching contributions of $2,382.

 MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis contains various “forward looking statements” within regarding future events or the future financial performance of the Company that involve risks and uncertainties. Certain statements included in this S-1, including, without limitation, statements related to anticipated cash flow sources and uses, and words including but not limited to “anticipates”, “believes”, “plans”, “expects”, “future” and similar statements or expressions, identify forward looking statements. Any forward-looking statements herein are subject to certain risks and uncertainties in the Company’s business, including but not limited to, reliance on key customers and competition in its markets, market demand, product performance, technological developments, maintenance of relationships with key suppliers, difficulties of hiring or retaining key personnel and any changes in current accounting rules, all of which may be beyond the control of the Company. Management will elect additional changes to revenue recognition to comply with the most conservative SEC recognition on a forward going accrual basis as the model is replicated with other similar markets (i.e. SBDC). The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth therein.

Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the financial statements included herein.

BUSINESS MODEL & PLAN OF OPERATION

The Company for more than 36-years has rented telephone equipment to small and medium sized businesses.  This has been the Company’s hallmark of service and has competed well in our local markets.  By purchasing an inventory of phone equipment and always have it on hand, we can respond quickly to our customers needs and usually for little to no charge if they are a subscriber.  Many local companies chose this type of service over our competition since the customer found that service charges and finance fees does not provide an “even flow” of predictable expenses over the long run.  Over the next 5-years we plan to increase our rental program on a larger scale through the offering of VoIP services.  We have recently deployed a successful network using this model for a long-term client and we see this as the next vital step in our program.

In April of 2008 the Company applied and was granted a Competitive Local Exchange License by the North Carolina Utilities Commission. We are in the process of offering local business and residential telephone service in the markets we are currently in and expand to other markets where we have carrier agreements.  We also plan to acquire other “CLEC’s” in new markets as well as local telephone equipment companies that will complement our existing businesses that are “just outside” our current service areas.  The Company has worked hard to develop the back office and management software to manage a much larger service organization than we currently are today.  We intend to leverage this back office to acquire other companies and incorporate their operations without drastic incremental increases in our overhead.

As The New Telephone Company acquires other telephone companies, we believe that small to medium cable TV (CATV) companies would blend into our business model since cable services now offer a combination of telephone, internet and video all in a combined billing system.

Our focus will continue to be developing new markets, complete certain agreements with carriers and develop new business and residential customers and clients.  This will be accomplished by acquisitions and organic growth in North Carolina.

RESULTS OF OPERATIONS - YEAR ENDED JUNE 30, 2008 AND NINE MONTHS ENDED MARCH 31, 2007 (AUDITED)

Revenues

The Company had revenues of $777,436 for the year ended June 30, 2008 compared with $808,391 during the year ended June 30, 2007.

Operating Expenses

The Company had operating expenses of $708,367 for the year ended June 30, 2008. Our operating expenses for the year ended June 30, 2007 was $887,737.

Other Expenses

The Company had no other expenses for the year ended June 30, 2008 and for the three months ended September 30, 2008.

LIQUIDITY AND CAPITAL RESOURCES

We had only $64,123 cash for the year ended June 30, 2008 and $86,779 for the year ended June 30, 2007. We will be required to raise capital on an ongoing basis. Most recently we raised funds from unrelated accredited investors through private placements of common stock. In the future we will potentially need to raise capital to sustain operations through this channel.

RESULTS OF OPERATIONS - YEAR ENDED JUNE 30, 2007 (AUDITED)

The Company’s activities prior to March 26, 2007 were insignificant and are, therefore, not reflected herein.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. A critical accounting policy is one that is both very important to the portrayal of our financial condition and results, and requires management’s most difficult, subjective or complex judgments. Typically, the circumstances that make these judgments difficult, subjective and/or complex have to do with the need to make estimates about the effect of matters that are inherently uncertain.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the FASB issued SFAS No. 159 (SFAS 159), “THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES, INCLUDING AN AMENDMENT TO SFAS 115. ” SFAS No. 159 allows the measurement of many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis under a fair value option. In addition, SFAS 159 includes an amendment of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and applies to all entities with available-for-sale and trading securities. SFAS 159 is effective for fiscal years that begin after November 15, 2007. We are currently evaluating the impact, if any, of adopting SFAS 159 on our financial statements.

In December 2007, the FASB issued SFAS No. 160, “NONCONTROLLING INTERESTS IN FINANCIAL STATEMENTS—AN AMENDMENT OF ARB NO.51”. SFAS 160 is intended to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, and entities to provide sufficient disclosures to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No.160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after January 9, 2009 Early adoption is prohibited. The adoption of this statement is not expected to have an effect our financial statements.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors. Certain officers and directors of the Company have provided personal guarantees to our various lenders as required for the extension of credit to the Company.

Accounting Policies Subject to Estimation and Judgment

Management’s Discussion and Analysis of Financial Condition and Results of Operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.

CHANGES IN AND DISAGREEMENTS

WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

 We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended June 30, 2008.

MANAGEMENT

Directors are elected at the Company’s annual meeting of Stockholders and serve for one year until the next annual Stockholders’ meeting or until their successors are elected and qualified. The persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder demands, election of directors shall be by ballot. There shall not be cumulative voting. Officers are elected by the Board of Directors and their terms of office shall be until death, resignation, retirement, removal, disqualification, or a successor is elected and qualified. The Company may reimburse all Directors for their expenses in connection with their activities as directors of the Company.

The following is a biographical summary of the experience of each of the executive officers:

The following table sets forth certain information with respect to our directors, executive officers and key employees.

NAME	AGE	POSITION
Douglas Rink	40	Chairman, CEO, President
Shannon Shelton	28	Treasurer, Secretary

Douglas W. Rink, Chairman, CEO and President, 40

Mr. Rink has served as President and CEO of NTC since March 2007.  He has experience in the Communications and Media industry through Rink Media.  Prior to that, Mr. Rink has served as President and agent of several local real estate and mortgage companies and has been a REALTOR since 1993.  He has also been active in the Rotary.

Shannon Shelton, Treasurer, Secretary, 28

Mr. Shelton is a graduate from Appalachian State University and has served as a public accountant for 6-years and is an official of USSSA for basketball and softball for 8-years.

Compensation of Directors

The Board of Directors may compensate directors for their services as such and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the Board.  Each board member serves for a one year term until elections are held at each annual meeting.

Directors are elected at the Company’s annual meeting of Stockholders and serve for one year until the next annual Stockholders’ meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. Currently the Board of Directors has not allocated any compensation for the directors but plan to develop a stock incentive program.

Family Relationships

None.

Involvement In Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Compliance With Section 16 (a) of the Exchange Act

Not applicable.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer or controller or persons performing similar functions. Such Code of Ethics is filed as Exhibit 14.1 hereto.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal year ended June 30, 2008, the compensation awarded to, paid to, or earned by, our executive officers:

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Douglas Rink- President	2008 2007	- -	- -	- -	- -	- -	- -	- -	- -
Shannon Shelton - Secretary	2008	1,000	-		-	-	-	-	$1,000

Outstanding Equity Awards At Fiscal Year-End Table

None.

Option Exercises And Stock Vested Table

None.

Pension Benefits Table

None.

Nonqualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

Potential Payments Upon Termination Or Change In Control Table

None.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

The directors did not receive any other compensation for serving as members of the board of directors. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the board of directors.

We do not intend to pay any additional compensation to our directors. As of the date hereof, we have not entered into employment contracts with any of our officers and we do not intend to enter into any employment contracts until such time as it profitable to do so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the common stock as of January 7, 2009, by (i) each person who is known by the Company to own beneficially more than 5% of any of the classes of outstanding Stock, (ii) each director of the Company, (iii) each officer and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Name of Beneficial Owner	Number of Shares of Common Stock (1)	Percent of Class
Douglas W. Rink	4,755,000	94.050%
Total	4,755,000	94.050%
All directors and executive officers of the Company as a group (1 person)

(1)	Based on 5,055,810 issued and outstanding shares of common stock.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

None

SHARES ELIGIBLE FOR FUTURE SALE

      Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have 5,305,810 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 250,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below. There is no guarantee of sale of all 250,000 shares or even more than one share as this is a “best efforts” offering.  An additional 6,810 shares, which are currently issued and outstanding and owned by current shareholders, will be freely tradable without restriction or further registration under the Securities Act of 1933.

All restricted shares are held by our sole officer and director. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and

•	the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective holding periods, subject to restrictions on such sales by affiliates.

          Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice, and the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Registrant at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 with few resale limitations.  Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

•

by persons, other than affiliates, subject only to the manner of sale provisions of Rule 144, and

•

by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

There is presently no agreement by any holder, including our "affiliates", of “restricted" shares not to sell their shares.

PENNY STOCK REGULATION

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The North Carolina Business Corporation Act (the “NC Act”) permits a North Carolina corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. The indemnification provided by the NC Act is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. The Company may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

 TRANSFER AGENT

Island Stock Transfer

Suite 705S

St. Petersburg, FL 33701

Phone (727) 289-0010

Fax (727) 289-0069

THE NEW TELEPHONE COMPANY, INC.

THREE MONTHS ENDED SEPTEMBER 30, 2008

THE NEW TELEPHONE COMPANY, INC.

BALANCE SHEETS

AS OF SEPTEMBER 30, 2008

Unaudited As of September 30, 2008	Unaudited As of September 30, 2007
Assets		
Cash and cash equivalents	$ 11,657	$ 3,721
Accounts receivable, net	18,338	41,375
Amounts due from related parties	—	3,929
Equipment held for sale	632	—
Prepaid expenses and other current assets	22,269	8,118
Total current assets	52,896	57,143
Rental equipment, net	667,238	669,737
Fixed assets, net	54,995	48,085
Other intangible assets, net	37,606	—
Other noncurrent assets	16,864	18,848
Total Assets	$ 829,599	$ 793,813
Liabilities and Stockholders' Equity		
Accounts payable	$ 73,305	$ 14,204
Amounts due to related parties	14,034	—
Accrued liabilities	36,318	39,514
Current portion of long-term debt	73,148	37,338
Total current liabilities	196,805	91,056
Long-term debt	694,105	706,600
Total Liabilities	890,910	797,656
Commitments and contingencies		
Stockholders' Equity:		
Common stock, $.001 par value; Authorized shares: 100,000,000; Issued and outstanding shares: 5,050,950 at September 30, 2008 and 5,000,000 at June 30, 2008	5,051	—
Additional paid-in capital	39,015	
Member Capital		(5,824)
Retained earnings (accumulated deficit)	(105,377)	1,981
Total Stockholders' Equity	(61,311)	(3,843)
Total Liabilities and Stockholders' Equity	$ 829,599	$ 793,813

See notes to financial statements.

THE NEW TELEPHONE COMPANY, INC.

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008

THE NEW TELEPHONE COMPANY, INC.

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008

Three Months Ended September 30, 2008	Three Months Ended September 30, 2007
Operating Activities:		
Net income (loss)	$ (53,742)	$ 19,107
Adjustments to reconcile net income (loss) to net cash provided by operating activities:		
Depreciation and amortization	17,070	13,976
Common stock issued for services		
Loss on Disposal of Rental Equipment	—	1,837
Loss on Disposal of Fixed Assets	—	1,319
Provision for doubful accounts	4,500	4,628
Changes in assets and liabilities:		
Accounts receivable	(10,515)	(26,416)
Amounts due from related parties	(310)	(3,929)
Equipment held for sale	(107)	—
Prepaids and other current assets	19,442	3,893
Other noncurrent assets	—	—
Accounts payable	16,466	(22,511)
Amounts due to related parties	3,274	
Accrued liabilities	(521)	7,389
Net cash provided by (used in) operating activities	(4,443)	(707)
Investing Activities:		
Additions to rented equipment	(40,052)	(48,526)
Additions to fixed assets	(628)	(12,379)
Acquisition of Telcom, Ltd. net assets	—	
Sales of Rented Equipment	11,800	19,485
Net cash used in investing activities	(28,881)	(41,420)
Financing Activities:		
Proceeds from issuance of long-term debt	—	46,295
Principal payments on long-term debt	(17,851)	(8,445)
Deferred financing fees	—	—
Member Contributions	—	18,131
Member Withdrawals	—	(30,196)
Proceeds from issuance of stock	50,950	
Recharacteriztion of accumulated deficit	—	
Net cash used in financing activities	33,099	25,785
Change in cash and cash equivalents	(225)	(16,342)
Cash and cash equivalents, beginning of period	11,882	$ 20,063
Cash and cash equivalents, end of period	$ 11,657	$ 3,721

See notes to financial statements.

THE NEW TELEPHONE COMPANY, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008

THE NEW TELEPHONE COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008

1.

Basis of Presentation and Description of Business

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position at September 30, 2008 and the results of operations for the period ended September 30, 2008.

Description of Business

The Company is primarily engaged in the long-term rental of telecommunications equipment.  The Company also has begun pursuing expansion into the telecom equipment sales market.  The Company is headquartered in Conover, North Carolina and rents and sells primarily to small local businesses.

2.

Summary of Significant Accounting Policies

The accompanying financial statements and notes are prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company considers cash equivalents to be those investments which are highly liquid and readily convertible to cash with a maturity date within three months of the date of purchase.

Accounts Receivable

The Company extends credit to non-rental customers without requiring collateral.  Credit extended to rental customers is secured by the related rental equipment, to which the Company retains title during the term of the rental agreement.  The Company uses the allowances method to provide for doubtful accounts based on an evaluation of the collectability of accounts receivable.  This evaluation is made by management based on the Company’s historical collection experience and a review of past-due amounts.  The Company considers accounts receivable to be delinquent when greater than 30 days past due.   Accounts receivable are written off when it is determined that amounts are uncollectible.

Equipment Held for Sale

Equipment held for sale is stated at the lower of cost or market. Cost is determined on a first-in, first-out (FIFO) basis.  When such equipment is sold, the cost is recorded in cost of sales.  The Company records reserves, as needed, to reduce the value of equipment held for sale to the lower of cost or market, including reserves for excess and obsolete equipment.  At September 30, 2008, no allowance for the obsolete equipment was deemed necessary based on management’s estimate of the realizability of the equipment held for sale.

Rental Equipment

Rental equipment is carried at cost, net of accumulated depreciation. Depreciation for all rental equipment is provided using the straight-line method, which is intended to match as closely as practicable the recognition of depreciation expense with the consumption of the rental equipment, and assumes no salvage value.

Rental equipment is depreciated by the Company over an average useful life of 15 years.  This useful life was determined to be reasonable by the Company based on historical experience and consideration of the average age of rental equipment at customer sites.

Rental equipment which is damaged and inoperable, or not returned by the customer, is expensed when such impairment occurs. Any minor repairs made to rental equipment are expensed at the time of the repair.

Costs incurred by the Company to install rental equipment at a customer’s location at inception of the rental agreement are capitalized and depreciated over the base term of the rental agreement.

(i)

Earnings (Loss) Per Share

(ii)

 The Company reports earnings (loss) per share in accordance with Statement of Financial Accounting Standard (SFAS) No.128. This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the loss per share computations. Basic earnings per share amounts are based on the weighted average shares of common outstanding. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Accordingly, this presentation has been adopted for the periods presented. There were no adjustments required to net income for the period presented in the computation of diluted earnings per share. There were no common stock equivalents (CSE) necessary for the computation of diluted loss per share.

Fixed Assets

Office equipment, vehicles and computer software are carried at cost, net of accumulated depreciation and amortization. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets, which range from three to seven years.  Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the terms (including renewal periods, as appropriate) of the related leases, whichever is shorter.

When fixed assets are sold or retired, their costs and accumulated depreciation or amortization are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

The Company incurs repair and maintenance expenses on its vehicles and equipment. These expenses are recognized when incurred, unless such repairs significantly extend the life of the asset, in which case the cost of the repairs is amortized over the remaining useful life of the asset utilizing the straight-line method.

Impairment of Long-Lived Assets

In accordance with SFAS No.144, “Accounting for the Impairment or Disposal of Long-lived Assets”, the Company reviews long-lived assets, such as rental equipment and fixed assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be fully recoverable. Recoverability of asset groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group.  If the carrying amount exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of an asset group exceeds the fair value of the asset group. The Company evaluated its long-lived assets and no impairment charges were recorded for any of the periods presented.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and for net operating loss carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or the entire deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Revenue Recognition

Revenue from equipment sales and installation, equipment relocation services, contract termination fees and services provided on an as-needed basis to non-rental customers for maintenance, repairs and technical support are recognized in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”).  According to SAB 104, revenue should be recognized when persuasive evidence of an arrangement exists, delivery has occurred and/or services have been rendered, the price is fixed or determinable and collectibility is reasonably assured.

The Company’s rental agreements contain multiple components, which include (i) the rental of equipment, (ii) the installation of rental equipment and (iii) other services to be provided by the Company, as needed, during the term of the agreement for maintenance, repairs and technical support.  These three components represent separate units of accounting.  Revenue attributable to the rental component is accounted for as an operating lease and recognized on a straight-line basis over the term of the rental agreement, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13, “Leases”.  Revenue attributable to the installation component is recognized when the related services have been performed, as long as all other SAB 104 recognition criteria have been met.  Revenue attributable to the service component is recognized on a straight-line basis over the rental agreement term, in accordance with Financial Accounting Standards Board (“FASB”) Technical Bulletin 90-1.  All three components are reported in the accompanying statement of operations as rental income.

When payment is received from a customer before the related revenue meets the recognition criteria of SAB 104, the revenue is deferred on the date of payment and later recognized in the statement of operations when all recognition criteria have been met.

Product Warranties

The Company recognizes a liability, when material, for the estimated claims that may be paid under warranty provisions associated with equipment sales.  These warranties extend over periods ranging from one to two years from the date of sale.  The Company records the provision for estimated future warranty claims as cost of sales based upon the historical relationship of warranty claims to sales and specifically identified warranty issues.  The Company bases its estimates on assumptions that are believed to be reasonable under the circumstances and revises its estimates, as appropriate, when events or changes in circumstances indicate that revisions may be necessary.

Advertising Costs

Advertising costs are expensed in the period in which they are incurred.

Comprehensive Income (Loss)

There were no items of comprehensive income (loss) applicable to the Company during the periods presented in the accompanying financial statements.  Accordingly, net income (loss) equals comprehensive income (loss) for all periods.

Fair Value of Financial Instruments

Financial instruments consist principally of cash, accounts and related party receivables, trade and related party payables, accrued liabilities and short-term obligations.  The carrying amounts of such financial instruments in the accompanying consolidated balance sheets approximate their fair values due to their relatively short-term nature.

The carrying value of the Company’s long-term debt approximates fair value based on current market conditions for similar debt instruments.

Use of Estimates

The preparation of the accompanying financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting periods.   Actual results may differ from those estimates and assumptions.

Stock-Based Compensation

The Company accounts for stock-based compensation using the fair value method of Financial Accounting Standard No. 123R. Common shares issued for services rendered by a third party (both employees and non-employees) are recorded at the fair value of the shares issued or services rendered, whichever is more readily determinable.

Impact of Newly Issued Accounting Standards

In September 2006, the FASB issued SFAS No. 157 and No. 158. Statement No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice.

Statement No. 158 is an amendment of FASB Statements No. 87, 88, 106, and 132(R). It improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

The Company does not expect application of SFAS No. 156, 157 and 158 to have a material effect on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”).  This statement permits entities to choose to measure many financial instruments and certain other items at fair value.  Companies should report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The Company does not plan to measure any of its existing financial assets or liabilities at fair value under the provisions of SFAS No. 159 and, therefore, does not anticipate any material impact to its results of operations or financial position related to the adoption of this standard.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141 (R)”).  SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.  SFAS No. 141 (R) is effective for, and will be applied by the Company to, business combinations occurring after January 12, 2009.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”.  SFAS No. 160 requires: (i) noncontrolling (minority) interests in subsidiaries to be reported in the same manner as equity, but separate from the parent’s equity, in consolidated financial statements; (ii) net income attributable to the parent and the noncontrolling interest to be clearly identified and presented on the face of the consolidated statement of income; and (iii) any changes in the parent’s ownership interest, while the parent retains the controlling financial interest in its subsidiary, to be accounted for consistently.  SFAS No. 160 is effective for fiscal years beginning after January 12, 2009  The Company does not currently have investments in other companies and, therefore, currently does not expect SFAS No. 160 to have a material impact on its financial statements.

In March 2008, the FASB released SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”   SFAS No. 161 requires additional disclosures related to the use of derivative instruments, the accounting for derivatives and the financial statement impact of derivatives.  SFAS No. 161 is effective for fiscal years beginning after November 15, 2008.  The Company is currently assessing the impact the adoption of SFAS No. 161 will have on the Company’s financial statements.

In May 2008, the FASB released SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”   SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that presented in conformity with generally accepted accounting principles in the United States of America. SFAS No. 162 will be effective 60 days following the SEC’s approval of the PCAOB amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  The Company does not believe SFAS 162 will have a significant impact on the Company’s financial statements.

1.

Stockholders’ Equity

During the period ended September 30, 2008, 50,950 common shares were issued several individuals for $1.00 per share.

2.

Supplemental Cash Flow Information

	For the Year Ended June 30, 2008	For the Three Months Ended September 30, 2008
Cash paid during the period for:
Interest	$71,728	$14,543
Income taxes	—	—

THE NEW TELEPHONE COMPANY, INC.

YEAR ENDED JUNE 30, 2008 AND THREE MONTHS ENDED JUNE 30, 2007

INDEX TO AUDITED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	44
Balance Sheets as of June 30, 2008 and 2007	45
Statements of Operations for the year ended June 30, 2008 and	46
the three months ended June 30, 2007
Statements of Cash Flows for the year ended June 30, 2008 and	47
the three months ended June 30, 2007
Statements of Stockholders’ Equity and Comprehensive Income	48
for the year ended June 30, 2008 and
the three months ended June 30, 2007
Notes to Financial Statements	49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of The New Telephone Company, Inc.

We have audited the accompanying balance sheet of The New Telephone Company Inc. (the “Company”) as of June 30, 2008 and 2007 and related statements of operations, stockholders’ equity, and cash flows for the year ending June 30, 2008 and for the three month period ended June 30, 2007. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The New Telephone Company Inc. (a North Carolina corporation) as of June 30, 2008 and 2007 and the results of its operations and its cash flows for year ended June 30, 2008 and for the three months ended June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Lake & Associates, CPA’s LLC

Lake & Associates, CPA’s LLC

Boca Raton, Florida

August 22, 2008

20283 State Road #7 #300

Boca Raton, Florida 33498

Phone: 561.982.9874

Fax: 561.982.7985

THE NEW TELEPHONE COMPANY, INC.

BALANCE SHEETS

FOR THE YEAR ENDED JUNE 30, 2008 AND YEAR ENDED JUNE 30, 2007

As of June 30,	
	2008	2007
Assets		
Cash and cash equivalents	$ 11,882	$ 20,063
Accounts receivable, net	12,323	19,587
Amounts due from related parties	4,960	—
Equipment held for sale	525	—
Prepaid expenses and other current assets	41,711	12,011
Total current assets	71,401	51,661
Rental equipment, net	651,945	656,197
Fixed assets, net	56,497	36,840
Other intangible assets, net	39,090	—
Other noncurrent assets	17,360	19,345
Total assets	$ 836,293	$ 764,043
Liabilities and Stockholders' Equity		
Current portion of long-term debt	$ 73,148	$ 37,338
Accounts payable	56,839	36,715
Amounts due to related parties	15,785	—
Accrued liabilities	36,839	32,125
Total current liabilities	182,611	106,178
Long-term debt	711,956	668,750
Other noncurrent liabilities	—	—
Total liabilities	894,567	774,928
Commitments and contingencies		
Stockholders' equity:		
Common stock, $.001 par value; Authorized shares: 100,000,000; Issued and outstanding shares: 5,000,000 at June 30, 2008 and 2007	5,000	—
Additional paid-in capital	(11,884)	—
Member capital	—	6,241
Retained earnings (accumulated deficit)	(51,390)	(17,126)
Total stockholders' equity	(58,274)	(10,885)
Total liabilities and stockholders' equity	$ 836,293	$ 764,043

See notes to financial statements.

THE NEW TELEPHONE COMPANY, INC.

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2008 AND THREE MONTHS ENDED JUNE 30, 2007

THE NEW TELEPHONE COMPANY, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2008 AND THREE MONTHS ENDED JUNE 30, 2007

THE NEW TELEPHONE COMPANY, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED JUNE 30, 2008 AND THREE MONTHS ENDED JUNE 30, 2007

THE NEW TELEPHONE COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2008 AND THREE MONTHS ENDED JUNE 30, 2007

3.

Background and Description of Business

Background

The New Telephone Company, Inc. (“New Telephone” or the “Company”), a privately-held North Carolina corporation formerly known as Rink Communications, Inc., was incorporated on August 30, 2006.  The Company was formed primarily to enter the telecommunications (“telecom”) market by acquiring the assets of existing telecom companies.  Its activities prior to March 26, 2007 were insignificant and are, therefore, not reflected herein.

On March 26, 2007, The New Telephone Company, LLC acquired the net assets of Cox and Srail, Inc. (“Predecessor”), formerly known as The New Telephone Company, a privately-held North Carolina corporation.  The Predecessor had been in the business of renting telecommunications equipment to small businesses since 1972.  The Company acquired the net assets of the Predecessor in order to establish a presence in the telecommunications equipment rental market.

The total purchase price of $650,000 was paid with $585,000 in the form of loan proceeds and $65,000 in the form of a note to C&S Enterprises, which is a company affiliated with the Predecessor.  The Company also paid $8,444 in direct acquisition costs in connection with the acquisition.  The transaction was accounted for under the purchase method of accounting, and the purchase price was allocated as follows:

Cash and cash equivalents	$14,318
Accounts receivable	19,583
Prepaids and other current assets	5,493
Rental equipment	619,092
Fixed assets	29,772
Total Assets	$688,258

Accounts payable and accrued expenses	$12,124
Deferred revenue	14,961
Customer deposits	2,729
Total Liabilities	$29,814

Effective December 31, 2007, The New Telephone Company, LLC was merged into The New Telephone Company, Inc., formerly known as Rink Communications, Inc. This transaction was treated as a reverse merger for accounting purposes.  In the reverse merger, The New Telephone Company, Inc., was the legal acquirer and The New Telephone Company, LLC was the accounting acquirer.  Due to the change in legal form of the entity from an LLC to a corporation, the value in members’ equity and accumulated deficit was converted to common stock and additional paid-in capital on the effective date.

Description of Business

The Company is primarily engaged in the long-term rental of telecommunications equipment.  The Company also has begun pursuing expansion into the telecom equipment sales market.  The Company is headquartered in Conover, North Carolina and rents and sells primarily to small local businesses.

4.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements and notes are prepared in accordance with accounting principles generally accepted in the United States of America.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:

Cash and Cash Equivalents

The Company considers cash equivalents to be those investments which are highly liquid and readily convertible to cash with a maturity date within three months of the date of purchase.

Accounts Receivable

The Company extends credit to non-rental customers without requiring collateral.  Credit extended to rental customers is secured by the related rental equipment, to which the Company retains title during the term of the rental agreement.  The Company uses the allowances method to provide for doubtful accounts based on an evaluation of the collectability of accounts receivable.  This evaluation is made by management based on the Company’s historical collection experience and a review of past-due amounts.  The Company considers accounts receivable to be delinquent when greater than 30 days past due.   Accounts receivable are written off when it is determined that amounts are uncollectible.

	Year Ended June 30, 2008	Three Months Ended June 30, 2007
Beginning balance	$4,097	$—
Bad debt expense	18,402	4,503
Accounts written off	(2,155)	(406)
Ending balance	$20,344	$4,097

Equipment Held for Sale

Equipment held for sale is stated at the lower of cost or market. Cost is determined on a first-in, first-out (FIFO) basis.  When such equipment is sold, the cost is recorded in cost of sales.  The Company records reserves, as needed, to reduce the value of equipment held for sale to the lower of cost or market, including reserves for excess and obsolete equipment.  At June 30, 2008 and 2007, no allowance for the obsolete equipment was deemed necessary based on management’s estimate of the realizability of the equipment held for sale.

Rental Equipment

Rental equipment is carried at cost, net of accumulated depreciation. Depreciation for all rental equipment is provided using the straight-line method, which is intended to match as closely as practicable the recognition of depreciation expense with the consumption of the rental equipment, and assumes no salvage value.

Rental equipment is depreciated by the Company over an average useful life of 15 years.  This useful life was determined to be reasonable by the Company based on historical experience and consideration of the average age of rental equipment at customer sites.

Rental equipment which is damaged and inoperable, or not returned by the customer, is expensed when such impairment occurs. Any minor repairs made to rental equipment are expensed at the time of the repair.

Costs incurred by the Company to install rental equipment at a customer’s location at inception of the rental agreement are capitalized and depreciated over the base term of the rental agreement.

Fixed Assets

Office equipment, vehicles and computer software are carried at cost, net of accumulated depreciation and amortization. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets, which range from three to seven years.  Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the terms (including renewal periods, as appropriate) of the related leases, whichever is shorter.

When fixed assets are sold or retired, their costs and accumulated depreciation or amortization are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

The Company incurs repair and maintenance expenses on its vehicles and equipment. These expenses are recognized when incurred, unless such repairs significantly extend the life of the asset, in which case the cost of the repairs is amortized over the remaining useful life of the asset utilizing the straight-line method.

Impairment of Long-Lived Assets

In accordance with SFAS No.144, “Accounting for the Impairment or Disposal of Long-lived Assets”, the Company reviews long-lived assets, such as rental equipment and fixed assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be fully recoverable. Recoverability of asset groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group.  If the carrying amount exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of an asset group exceeds the fair value of the asset group. The Company evaluated its long-lived assets and no impairment charges were recorded for any of the periods presented.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and for net operating loss carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or the entire deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Revenue Recognition

Revenue from equipment sales and installation, equipment relocation services, contract termination fees and services provided on an as-needed basis to non-rental customers for maintenance, repairs and technical support are recognized in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”).  According to SAB 104, revenue should be recognized when persuasive evidence of an arrangement exists, delivery has occurred and/or services have been rendered, the price is fixed or determinable and collectibility is reasonably assured.

The Company’s rental agreements contain multiple components, which include (i) the rental of equipment, (ii) the installation of rental equipment and (iii) other services to be provided by the Company, as needed, during the term of the agreement for maintenance, repairs and technical support.  These three components represent separate units of accounting.  Revenue attributable to the rental component is accounted for as an operating lease and recognized on a straight-line basis over the term of the rental agreement, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13, “Leases”.  Revenue attributable to the installation component is recognized when the related services have been performed, as long as all other SAB 104 recognition criteria have been met.  Revenue attributable to the service component is recognized on a straight-line basis over the rental agreement term, in accordance with Financial Accounting Standards Board (“FASB”) Technical Bulletin 90-1.  All three components are reported in the accompanying statement of operations as rental income.

When payment is received from a customer before the related revenue meets the recognition criteria of SAB 104, the revenue is deferred on the date of payment and later recognized in the statement of operations when all recognition criteria have been met.

Product Warranties

The Company recognizes a liability, when material, for the estimated claims that may be paid under warranty provisions associated with equipment sales.  These warranties extend over periods ranging from one to two years from the date of sale.  The Company records the provision for estimated future warranty claims as cost of sales based upon the historical relationship of warranty claims to sales and specifically identified warranty issues.  The Company bases its estimates on assumptions that are believed to be reasonable under the circumstances and revises its estimates, as appropriate, when events or changes in circumstances indicate that revisions may be necessary.

Advertising Costs

Advertising costs are expensed in the period in which they are incurred. Advertising expense was $36,089 and $9,885 for the year ended June 30, 2008 and the three months ended June 30, 2007, respectively.

Comprehensive Income (Loss)

There were no items of comprehensive income (loss) applicable to the Company during the periods presented in the accompanying financial statements.  Accordingly, net income (loss) equals comprehensive income (loss) for all periods.

Concentrations of Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed the federally insured limit of $100,000. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk related to its cash and cash equivalents.

There is no single customer or group of related customers from whom the Company derived more than 10% of its total revenues for the periods presented in the accompanying financial statements.  There is one customer that accounted for greater than 10% of the Company’s accounts receivable as of June 30, 2008.  There is no single customer or group of related customers that accounted for greater than 10% of the Company’s accounts receivable as of June 30, 2007.

Three vendors supplied approximately 70% of the equipment rented and sold by the Company during the year ended June 30, 2008.  Purchases from the largest of these three vendors were approximately 32% of the Company’s total purchases for the year ended June 30, 2008.  Purchases from the same vendor during the three months ended June 30, 2007 were approximately 70% of the Company’s total purchases for the period.  The Company believes there are other vendors from whom it could purchase equipment if it were unable to do so at an acceptable price from its existing vendors.

Fair Value of Financial Instruments

Financial instruments consist principally of cash, accounts and related party receivables, trade and related party payables, accrued liabilities and short-term obligations.  The carrying amounts of such financial instruments in the accompanying consolidated balance sheets approximate their fair values due to their relatively short-term nature.

The carrying value of the Company’s long-term debt approximates fair value based on current market conditions for similar debt instruments.

Use of Estimates

The preparation of the accompanying financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting periods.   Actual results may differ from those estimates and assumptions.

Impact of Newly Issued Accounting Standards

In September 2006, the FASB issued SFAS No. 157 and No. 158. Statement No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice.

Statement No. 158 is an amendment of FASB Statements No. 87, 88, 106, and 132(R). It improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

The Company does not expect application of SFAS No. 156, 157 and 158 to have a material effect on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”).  This statement permits entities to choose to measure many financial instruments and certain other items at fair value.  Companies should report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The Company does not plan to measure any of its existing financial assets or liabilities at fair value under the provisions of SFAS No. 159 and, therefore, does not anticipate any material impact to its results of operations or financial position related to the adoption of this standard.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141 (R)”).  SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.  SFAS No. 141 (R) is effective for, and will be applied by the Company to, business combinations occurring after December 22, 2008.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”.  SFAS No. 160 requires: (i) noncontrolling (minority) interests in subsidiaries to be reported in the same manner as equity, but separate from the parent’s equity, in consolidated financial statements; (ii) net income attributable to the parent and the noncontrolling interest to be clearly identified and presented on the face of the consolidated statement of income; and (iii) any changes in the parent’s ownership interest, while the parent retains the controlling financial interest in its subsidiary, to be accounted for consistently.  SFAS No. 160 is effective for fiscal years beginning after December 22, 2008.  The Company does not currently have investments in other companies and, therefore, currently does not expect SFAS No. 160 to have a material impact on its financial statements.

In March 2008, the FASB released SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”   SFAS No. 161 requires additional disclosures related to the use of derivative instruments, the accounting for derivatives and the financial statement impact of derivatives.  SFAS No. 161 is effective for fiscal years beginning after November 15, 2008.  The Company is currently assessing the impact the adoption of SFAS No. 161 will have on the Company’s financial statements.

In May 2008, the FASB released SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”   SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that presented in conformity with generally accepted accounting principles in the United States of America. SFAS No. 162 will be effective 60 days following the SEC’s approval of the PCAOB amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  The Company does not believe SFAS 162 will have a significant impact on the Company’s financial statements.

5.

Acquisitions (Telcom)

On February 22, 2008, the Company acquired certain assets and assumed certain liabilities of Telcom Ltd., LLC (“Telcom”), which was a telecommunications equipment sales company with customers located in the same area as the Company.  The Company acquired these net assets in order to expand its revenue base in the telecommunications market.  The total purchase price of $38,000 was paid with $13,000 in cash and $25,000 in the form of a note to the seller.  The seller note is non-interest bearing; therefore, due to imputation of interest, this loan had a fair value on the acquisition date of $23,818.  Based on the fair value of the consideration paid, the adjusted net purchase price is, therefore, $36,818.  The transaction was accounted for under the purchase method of accounting, and the purchase price was allocated as follows:

Accounts receivable	$1,044
Equipment held for sale	3,264
Fixed assets	5,380
Intangible assets	41,564
Total Assets	$51,252

Accounts payable	14,434
Total Liabilities	$14,434

6.

Rental Equipment

	As of June 30, 2008	As of June 30, 2007
Equipment on rent	$322,648	$292,600
Capitalized installation costs	29,670	14,700
Equipment available for rent	359,004	359,734
	711,322	667,034
Accumulated depreciation	(59,377)	(10,837)
Rental equipment, net	$651,945	$656,197

Minimum future rentals to be received under non-cancelable operating leases as of June 30, 2008 in the aggregate and for each of the five succeeding years are as follows:

2009	$495,947
2010	389,479
2011	285,889
2012	212,974
2013	113,764
Thereafter	36,243
$1,534,296

Depreciation expense related to rental equipment for the year ended June 30, 2008 and the three months ended June 30, 2007 was $49,970 and $10,972, respectively.

7.

Fixed Assets

	As of June 30, 2008	As of June 30, 2007
Leasehold improvements	$24,245	$5,346
Office equipment	24,482	29,135
Computer software	2,008	903
Vehicles	13,176	7,796
	63,911	43,180
Accumulated depreciation and amortization	(7,415)	(6,341)
Fixed assets, net	$56,496	$36,839

Depreciation and amortization expense related to fixed assets for the year ended June 30, 2008 and the three months ended June 30, 2007 was $6,441 and $6,347, respectively.

8.

Intangible Assets

In connection with the Telcom acquisition (see Note 3), a customer relationship intangible asset was identified and valued at fair value as of the acquisition date.  The fair value of the customer relationship intangible asset, determined using the income approach, was $41,564 as of February 22, 2008.  The useful life of this intangible asset was estimated to be seven years.  As of June 30, 2008, accumulated amortization related to this intangible asset was $2,474 and amortization expense was $2,474 for the year ended June 30, 2008.

9.

Accrued Expenses

	As of June 30, 2008	As of June 30, 2007
Deferred Revenue	$13,628	$13,377
Accrued Interest	9,570	6,742
Accrued Payroll	5,500	5,166
Accrued Property Taxes	3,611	3,633
Accrued Sales Taxes	3,756	3,207
Other accrued expenses	774	—
	$36,839	$32,125

10.

Long-term Debt

	As of June 30, 2008	As of June 30, 2007
Banco Popular Term Loan	$555,849	$593,188
Banco Popular Line of Credit	139,201	47,900
C&S Enterprises Note	65,000	65,000
Telcom Note	24,206	—
Atlantic Acceptance Note	848	—
	785,104	706,088
Less: current maturities	(73,148)	(37,338)
	$711,956	$668,750

Banco Popular Line of Credit

On March 26, 2007, the Company entered into a revolving line of credit agreement with Banco Popular North America in the amount of $150,000.  This agreement was guaranteed by the U.S. Small Business Association (“SBA”).  Borrowings under this line of credit agreement were used to fund the acquisition of the net assets of the Predecessor and for general working capital purposes.  The agreement matures on March 26, 2014 and bears interest at a variable rate equal to the prime rate plus 2.00%.  The interest rate adjusts monthly based on changes in the prime rate.  The initial interest rate charged under this agreement was 10.25%.  The interest rate in effect on June 30, 2008 was 7.00%.

During the first two years of the agreement, the facility will act as a revolving line of credit.  Interest-only payments are due monthly beginning April 1, 2007.  On May 1, 2009, the outstanding balance will be converted to a five-year term loan.  Payments of principal and interest will be due monthly, beginning May 1, 2009, in the amount necessary to amortize the principal balance outstanding, together with interest thereon, over the remaining term of the agreement.  This payment amount will be adjusted at least annually as needed to amortize the principal over the remaining term of the agreement.

The Company may prepay this note without penalty, according to the terms of the agreement.  Upon the occurrence of an event of default, as defined in the agreement, the lender may require immediate payment of all amounts owing under the agreement.

Banco Popular Term Loan

On March 26, 2007, the Company issued a note payable to Banco Popular North America in the amount of $598,000.  This note was guaranteed by the U.S. Small Business Association (“SBA”).  The proceeds of this note were used to fund the acquisition of the net assets of the Predecessor.  The note matures on March 26, 2017 and bears interest at a variable rate equal to the prime rate plus 2.75%.  The interest rate adjusts quarterly based on changes in the prime rate.  The initial interest rate charged under this note was 11.00%.  The interest rate in effect on June 30, 2008 was 7.75%.

An interest-only payment was due on April 1, 2007.  Payments of $8,238, representing principal and interest, are due monthly beginning May 1, 2007.  This payment amount will be adjusted at least annually as needed to amortize the principal over the remaining term of the note.

The Company may prepay this note without penalty, according to the terms of the note.  Upon the occurrence of an event of default, as defined in the note, the lender may require immediate payment of all amounts owing under the note.

C&S Enterprises Note

On March 27, 2007, the Company issued a note payable to C&S Enterprises, which is owned by the stockholders of the Predecessor, in the amount of $65,000.  The proceeds of this note were used to fund the acquisition of the net assets of the Predecessor.  The note matures on March 27, 2017 and bears interest at a rate equal to 6.00%.

Interest-only payments on the full remaining principal balance are due annually beginning on March 27, 2008 and on the same day each year until the principal balance is paid in full.  The principal balance of $65,000 is due on the date the Company pays in full the Banco Popular Term Loan or March 27, 2017, whichever occurs first.

The Company may prepay this note without penalty.  Upon the occurrence of an event of default, as defined in the note, the lender may require immediate payment of all amounts owing under the note.

Payments under this note are subject to a Standby Creditor’s Agreement, in which C&S Enterprises agrees to accept no payment of principal or interest during the term of the Banco Popular Term Loan.  C&S Enterprises also agrees to turn over to Banco Popular any payments received from the Company in violation of the Standby Creditor’s Agreement.  Accordingly, the interest-only payments due annually beginning on March 27, 2008 will be accrued by the Company when due and paid with the principal balance on the date the Company pays in full the Banco Popular Term Loan or March 27, 2017, whichever occurs first.

Telcom Note

On February 22, 2008, the Company issued a note payable to Gary Nicholas in the amount of $25,000 in exchange for certain assets of Telcom Ltd., LLC.  The note is non-interest bearing and is due in monthly installments of $2,083 per month beginning July 1, 2008.  Because the note is non-interest bearing, the fair value of the note on the acquisition date was $23,818, adjusted for imputation of interest.  A rate of 6.00% was used to calculate imputed interest on this note because it is the rate being paid on the C&S Enterprises note, which is similar in nature.

Atlantic Acceptance Note

On January 1, 2008, the Company issued a note payable to Atlantic Acceptance Corporation in the amount of $2,450 to finance the Company’s annual worker’s compensation insurance premium.  The note bears interest at a rate of 15.158% and is due in nine monthly installments of $289 per month, representing principal and interest, beginning February 1, 2008.  The note matures October 1, 2008.

The Company may prepay this note without penalty.  Upon the occurrence of an event of default, as defined in the note, the lender may require immediate payment of all amounts owing under the note.

Scheduled Maturities of Long-term Debt

2009	$73,148
2010	72,239
2011	77,974
2012	84,166
2013	90,851
Thereafter	386,726
$785,104

The weighted average effective interest rate on outstanding borrowings, including amortization of associated loan fees, associated with the above debt instruments was 7.67% and 7.61% at June 30, 2008 and 2007, respectively.

11.

Employee Benefit Plan

The Company sponsors a defined contribution profit-sharing plan (“Plan”) under Section 401(k) of the Internal Revenue Code for all employees who have completed at least one year of service, work a minimum of 1,000 hours per year and are at least 21 years of age.  Plan participants may elect to contribute up to 100% of their eligible compensation on a pre-tax basis, subject to annual contribution limits established by the Internal Revenue Service (“IRS”).  The IRS contribution limit is $15,500 for calendar years 2007 and 2008; however, this limit is increased by $5,000 per year for participants over the age of 50.  The Company is required to make matching contributions equal to 100% of the first 3% of eligible pre-tax compensation contributed by each participant and 50% of the next 2% of eligible pre-tax compensation contributed by each participant.  In addition, the Company also may make additional discretionary contributions to the Plan.

During the year ended June 30, 2008, the Company made matching contributions of $7,025.  During the three months ended June 30, 2007 the Company made matching contributions of $2,382.

12.

Income Taxes

The Company has not had taxable income since its inception, resulting in a net deferred tax asset as of June 30, 2008.  At June 30, 2008, the Company has net operating loss carryforwards for tax purposes of approximately $3,000, which expire through 2028.  However, the Company does not currently believe that it will be able to realize the benefits of this asset and has, therefore, established a valuation allowance equal to the entire deferred tax asset balance. The deferred tax asset of $1,000 has been offset by a $1,000 valuation allowance.

13.

Related Party Transactions

Office Space Lease

The Company leases office space from Rink Media, LLC (“Rink Media”), which is owned by the Company’s president and sole stockholder.  Total lease payments made by the Company to Rink Media during the year ended June 30, 2008 were $6,000.  No lease payments were made to Rink Media during the three months ended June 30, 2007.

Expense Reimbursements

The Company and Rink Media share office space in the same building.  As a result, certain operating expenses also are shared between the two entities.  Total operating expense reimbursements paid to Rink Media by the Company during the year ended June 30, 2008 were $15,048.  Total operating expense reimbursements received from Rink Media by the Company during the year ended June 30, 2008 were $12,421.  There were no payments made or received for expense reimbursements between the Company and Rink Media during the three months ended June 30, 2007.

As of June 30, 2008, the amount due from Rink Media to the Company for expense reimbursements was $4,960 and the amount due to Rink Media from the Company for expense reimbursements was $12,769.  There were no balances due to or from Rink Media as of June 30, 2007.

Transactions with Stockholder

During the three months ended June 30, 2007 and the six months ended December 31, 2007, the Company’s President and sole stockholder borrowed $47,900 and $65,196 under the Company’s line of credit for payment of consulting fees.  During the six months ended December 31, 2007, the Company’s President and sole stockholder received cash payments of $1,950 from the Company’s bank accounts for reimbursement of expenses.  These capital withdrawals were recorded as reductions in the members’ equity account.

On March 26, 2007, the Company’s President and sole stockholder made an initial capital contribution of $15,503.  During the three months ended June 30, 2007 and the six months ended December 31, 2007, the Company’s President and sole stockholder made cash contributions to the Company of $22,163 and $5,890.  During the three months ended June 30, 2007 and the six months ended December 31, 2007, the Company’s President and sole stockholder made loan payments on behalf of the Company in the amounts of $16,476 and $16,525.  These capital contributions were recorded as increases in the members’ equity account.

Effective December 31, 2007, the legal form of the Company changed from an LLC to a corporation and the value in the members’ equity account was converted to common stock and additional paid-in capital.  After this date, cash withdrawn by the sole stockholder from the Company’s bank accounts or borrowed by the sole stockholder under the Company’s line of credit were recorded in the balance sheet as receivable from related parties.  Cash received from the sole stockholder after December 31, 2007 was first applied to reduce the receivable balance, then was recorded in the balance sheet as payable to related parties.  As of June 30, 2008, the net balance payable to the Company’s President and sole stockholder was $3,015.

During the six months ended June 30, 2008, the Company’s President and sole stockholder made cash loans to the Company of $15,166 and received payments for gross salaries of $10,434.

14.

Commitments and Contingencies

Operating Leases

The Company leases office space from a related party under an operating lease (see Note 11).  The lease was executed on May 27, 2008 with a base term of one year, which is renewable in May 2009, and is renewable at the end of each successive one-year period.  On each renewal date, the annual rent payable is to be adjusted using a formula based on the change in the Consumer Price Index, as described in the lease agreement.  The monthly rental due under this lease is $500.

The Company also leases a printer/copier under an operating lease.  This lease was executed in July 2005 with a base term of four years.  The monthly rental due under this lease is $147.

Both leases expire prior to June 30, 2009; therefore, there were no minimum monthly rentals due under non-cancelable operating leases with remaining terms greater than one year as of June 30, 2008.

Rent expense was $8,357 for the year ended June 30, 2008 and $4,373 for the three months ended June 30, 2007.

Warranty Reserves

Historical warranty claims have been insignificant.  The Company believes it did not have significant warranty exposure at June 30, 2008 and 2007, and has, therefore, made no provision for warranty claims in the accompanying balance sheets.

Legal Proceedings

The Company is either a plaintiff or a defendant in pending legal matters in the normal course of business; however, management believes none of these legal matters will have a materially adverse effect on the Company's financial position or results of operations upon final disposition. In addition, the Company is subject to various federal, state, local and foreign laws and regulations governing the use, discharge, disposal and remediation of hazardous materials. Compliance with current laws and regulations has not had, and is not expected to have, a materially adverse effect on the Company's financial condition or results of operations.

15.

Segment and Geographic Information

The Company operates in two principal business segments: (1) equipment rental and (2) equipment sales and service.  Performance of each segment is evaluated based on profit or loss from operations before income taxes. These reportable segments are strategic business units that offer similar products and services through different marketing channels.  Summarized revenue and expense information by segment for the year ended June 30, 2008 and the three months ended June 30, 2007 is as follows:

	Year Ended June 30, 2008	Three Months Ended June 30, 2007
Equipment Rental:
Revenue	$585,424	$187,248
Cost of revenue	148,332	32,354
SG&A and other expense	445,014	154,037
Segment income (loss)	$(7,922)	$857

Depreciation and amortization expense	54,282	16,158
Interest expense	71,340	18,730

Equipment Sales and Service:
Revenue	$192,012	$35,292
Cost of revenue	56,067	25,150
SG&A and other expense	130,682	28,125
Segment income (loss)	$5,263	$(17,983)

Depreciation and amortization expense	2,129	1,161
Interest expense	388	—

The amounts reported above in cost of revenue, SG&A expense, depreciation and amortization expense and interest expense contain (i) those expenses that have been specifically identified to each segment and (ii) an allocation of all other expenses that have not been specifically identified to a segment.  The allocation in each category of expense is based on segment revenue as a percentage of total revenue for each period.  For the year ended June 30, 2008, equipment rental revenue represented 75% of total Company revenue.  For the three months ended June 30, 2007, equipment rental revenue represented 84% of total Company revenue.

Total identifiable assets by segment, reconciled to total Company assets as of June 30, 2008 and 2007 are as follows:

	As of June 30, 2008	As of June 30, 2007
Identifiable segment assets:
Equipment Rental Segment	$672,880	$686,079
Equipment Sales Segment	48,363	9,050
Total identifiable segment assets	721,243	695,129
Reconciliation to total assets:
Cash and cash equivalents	11,882	20,063
Amounts due from related parties	4,960	—
Prepaids and other current assets	41,711	12,011
Fixed assets	56,497	36,840
Total assets	$836,293	$764,043

The Company’s operations are currently conducted and assets are currently located entirely in the state of North Carolina.

16.

Supplemental Cash Flow Information

	For the Year Ended June 30, 2008	For the Three Months Ended June 30, 2007
Cash paid during the period for:
Interest	$68,899	$11,989
Income taxes	—	—

  THE NEW TELEPHONE COMPANY, INC.

FOR THE NINE MONTHS ENDED MARCH 31, 2007

INDEX TO THE AUDITED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of The New Telephone Company, Inc.

We have audited the accompanying balance sheet of The New Telephone Company Inc. (the “Company”) as of March 31, 2007 and related statements of operations, stockholders’ equity, and cash flows for the nine months ended March 31, 2007.  These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The New Telephone Company Inc. (a North Carolina corporation) as of March 31, 2007 and the results of its operations and its cash flows for the nine months ended March 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Lake & Associates, CPA’s LLC

Lake & Associates, CPA’s LLC

Boca Raton, Florida

August 22, 2008

20283 State Road #7 #300

Boca Raton, Florida 33498

Phone: 561.982.9874

Fax: 561.982.7985

THE NEW TELEPHONE COMPANY, INC.

BALANCE SHEETS

AS OF MARCH 31, 2007

THE NEW TELEPHONE COMPANY, INC.

STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED MARCH 31, 2007

THE NEW TELEPHONE COMPANY, INC.

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED MARCH 31, 2007

THE NEW TELEPHONE COMPANY, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED MARCH 31, 2007

THE NEW TELEPHONE COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2007

1.

Background and Description of Business

Background

On March 26, 2007, The New Telephone Company, LLC acquired the net assets of Cox and Srail, Inc. (“Predecessor”), formerly known as The New Telephone Company, a privately-held North Carolina corporation.  The Predecessor had been in the business of renting telecommunications equipment to small businesses since 1972.

Effective December 31, 2007, The New Telephone Company, LLC was merged into The New Telephone Company, Inc. (“New Telephone” or the “Company”), formerly known as Rink Communications, Inc., a privately-held North Carolina corporation incorporated on August 30, 2006.  This transaction was treated as a reverse merger for accounting purposes.  In the reverse merger, The New Telephone Company, Inc. was the legal acquirer and The New Telephone Company, LLC was the accounting acquirer.

The financial statements and footnotes presented herein are presented from the point of view of The New Telephone Company, Inc. as of and for the nine month period ending March 26, 2007 (the “Predecessor Period”) and reflect only those assets acquired and liabilities assumed by the Company on March 26, 2007.  The Company did not acquire any deferred income tax assets or assume any current or deferred income tax liabilities of the Predecessor and, accordingly, there is no disclosure related to these items in the accompanying financial statements and footnotes.

This Predecessor Period information is being presented as a supplement to The New Telephone Company, Inc.’s financial statements and footnotes as of and for the year ended June 30, 2008 and the three months ended June 30, 2007 in order to comply with Securities and Exchange Commission rules requiring new registrants to present two full years of historical data in an initial exchange filing.  The Predecessor Period information is being presented separately because the financial results for the Predecessor Period are not comparable to the results presented in the Company’s financial statements and footnotes as of and for the year ended June 30, 2008 and the three months ended June 30, 2007, which reflect a different accounting basis due to the application of purchase accounting as of March 26, 2007.

Some of the required disclosures, such as those that present forward-looking financial information, have been omitted from the accompanying footnotes since the disclosures are not applicable to the Company because the Predecessor effectively ceased to exist on March 26, 2007.  The accompanying financial statements and footnotes should be read in connection with the Company’s separate financial statements and footnotes as of and for the year ended June 30, 2008 and the three months ended June 30, 2007, which contain all required disclosures, including forward-looking financial information such as future minimum rental income and future minimum lease payments.

Description of Business

The Predecessor was primarily engaged in the long-term rental of telecommunications equipment.  The Predecessor rented and sold primarily to small local businesses.

2.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements and notes were prepared in accordance with accounting principles generally accepted in the United States of America.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:

Cash and Cash Equivalents

The Predecessor considered cash equivalents to be those investments which were highly liquid and readily convertible to cash with a maturity date within three months of the date of purchase.

Accounts Receivable

Credit extended to rental customers was secured by the related rental equipment, to which the Predecessor retained title during the term of the rental agreement.  The Predecessor used the allowances method to provide for doubtful accounts based on an evaluation of the collectability of accounts receivable.  This evaluation was made by management based on the Predecessor’s historical collection experience and a review of past-due amounts.  The Predecessor considered accounts receivable to be delinquent when greater than 30 days past due.   Accounts receivable were written off when it was determined that amounts were uncollectible.

Beginning balance	$—
Bad debt expense	14,907
Accounts written off	(14,907)
Ending balance	$—

Rental Equipment

Rental equipment was carried at cost, net of accumulated depreciation. Depreciation for all rental equipment was provided using the straight-line method, which was intended to match as closely as practicable the recognition of depreciation expense with the consumption of the rental equipment, and assumed no salvage value.

Rental equipment was depreciated by the Predecessor over an average useful life of 7 years.

Rental equipment which was damaged and inoperable, or not returned by the customer, was expensed when such impairment occurred. Any minor repairs made to rental equipment were expensed at the time of the repair.

Costs incurred by the Predecessor to install rental equipment at a customer’s location at inception of the rental agreement were capitalized and depreciated over the base term of the rental agreement.

Fixed Assets

Office equipment, vehicles and computer software were carried at cost, net of accumulated depreciation and amortization. Depreciation and amortization was provided using the straight-line method over the estimated useful lives of the assets, which ranged from three to seven years.  Leasehold improvements were amortized using the straight-line method over the estimated useful lives of the assets or the terms (including renewal periods, as appropriate) of the related leases, whichever was shorter.

When fixed assets were sold or retired, their costs and accumulated depreciation or amortization were eliminated from the accounts and any gain or loss resulting from their disposal was included in the statement of operations.

The Predecessor incurred repair and maintenance expenses on its vehicles and equipment. These expenses were recognized when incurred, unless such repairs significantly extended the life of the asset, in which case the cost of the repairs was amortized over the remaining useful life of the asset utilizing the straight-line method.

Impairment of Long-Lived Assets

In accordance with SFAS No.144, “Accounting for the Impairment or Disposal of Long-lived Assets”, the Predecessor reviewed long-lived assets, such as rental equipment and fixed assets, for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset group may not be fully recoverable. Recoverability of asset groups to be held and used was measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group.  If the carrying amount exceeded its estimated future cash flows, an impairment charge was recognized as the amount by which the carrying amount of an asset group exceeded the fair value of the asset group. The Predecessor evaluated its long-lived assets and no impairment charges were recorded for any of the periods presented.

Income Taxes

Income taxes were accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes”.  A deferred tax asset or liability was recorded for all temporary differences between financial and tax reporting and for net operating loss carry forwards.

Deferred tax assets were reduced by a valuation allowance when, in the opinion of management, it was more likely than not that some portion or the entire deferred tax asset would not be realized. Deferred tax assets and liabilities were adjusted for the effect of changes in tax laws and rates on the date of enactment.

Revenue Recognition

Revenue from equipment sales and installation, equipment relocation services, contract termination fees and services provided on an as-needed basis to non-rental customers for maintenance, repairs and technical support were recognized in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”).  According to SAB 104, revenue should be recognized when persuasive evidence of an arrangement exists, delivery has occurred and/or services have been rendered, the price is fixed or determinable and collectibility is reasonably assured.

The Predecessor’s rental agreements contained multiple components, which included (i) the rental of equipment, (ii) the installation of rental equipment and (iii) other services to be provided by the Predecessor, as needed, during the term of the agreement for maintenance, repairs and technical support.  These three components represented separate units of accounting.  Revenue attributable to the rental component was accounted for as an operating lease and recognized on a straight-line basis over the term of the rental agreement, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13, “Leases”.  Revenue attributable to the installation component was recognized when the related services had been performed, as long as all other SAB 104 recognition criteria had been met.  Revenue attributable to the service component was recognized on a straight-line basis over the rental agreement term, in accordance with Financial Accounting Standards Board (“FASB”) Technical Bulletin 90-1.  All three components were reported in the accompanying statement of operations as rental income.

When payment was received from a customer before the related revenue met the recognition criteria of SAB 104, the revenue was deferred on the date of payment and later recognized in the statement of operations when all recognition criteria had been met.

Product Warranties

The Predecessor recognized a liability, when material, for the estimated claims that may be paid under warranty provisions associated with equipment sales.  These warranties extended over periods ranging from one to two years from the date of sale.  The Predecessor recorded the provision for estimated future warranty claims as cost of sales based upon the historical relationship of warranty claims to sales and specifically identified warranty issues.  The Predecessor based its estimates on assumptions that were believed to be reasonable under the circumstances and revised its estimates, as appropriate, when events or changes in circumstances indicated that revisions may be necessary.

Advertising Costs

Advertising costs were expensed in the period in which they were incurred. Advertising expense was $12,864 for the nine months ended March 26, 2007.

Comprehensive Income (Loss)

There were no items of comprehensive income (loss) applicable to the Predecessor during the period presented in the accompanying financial statements.  Accordingly, net income (loss) equals comprehensive income (loss).

Concentrations of Risk

The Predecessor maintained its cash in bank deposit accounts, which, at times, may have exceeded the federally insured limit of $100,000. The Predecessor had not experienced any losses in such accounts. The Predecessor believed it was not exposed to any significant credit risk related to its cash and cash equivalents.

There was no single customer or group of related customers from whom the Predecessor derived more than 10% of its total revenues for the nine months ended March 26, 2007.  Two customers has balances equal to 11% of the Predecessor’s accounts receivable as of March 26, 2007.  No other single customer or group of related customers accounted for more than 10% of the Company’s accounts receivable at that date.

Three vendors supplied approximately 80% of the equipment rented and sold by the Predecessor during the nine months ended March 26, 2007.  Purchases from the largest of these three vendors were approximately 40% of the Predecessor’s total purchases for the nine months ended March 26, 2007.  The Predecessor believed there were other vendors from whom it could have purchased equipment if it had been unable to do so at an acceptable price from its existing vendors.

Fair Value of Financial Instruments

Financial instruments consisted principally of cash, accounts receivable, trade payables, accrued liabilities and short-term obligations.  The carrying amounts of such financial instruments in the accompanying consolidated balance sheet approximated their fair values due to their relatively short-term nature.

Use of Estimates

The preparation of the accompanying financial statements in conformity with generally accepted accounting principles in the United States of America required the Predecessor’s management to make estimates and assumptions that affected the reported amounts of the assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting period.   Actual results may have differed from those estimates and assumptions.

3.

Rental Equipment

Rental equipment as of March 26, 2007 was as follows:

Equipment on rent	$900,353
Capitalized installation costs	346,942
Equipment available for rent	1,060,231
2,307,526
Accumulated depreciation	(1,822,991)
Rental equipment, net	$484,535

Depreciation expense related to rental equipment for the nine months ended March 26, 2007 was $69,041.

4.

Fixed Assets

Fixed Assets as of March 26, 2007 were as follows:

Leasehold improvements	$16,526
Office equipment	138,709
Computer software	6,246
Vehicles	12,383
173,864
Accumulated depreciation and amortization	(146,710)
Fixed assets, net	$27,154

Depreciation and amortization expense related to fixed assets the nine months ended March 26, 2007 was $5,475.

5.

Accrued Expenses

Accrued Expenses as of March 26, 2007 were as follows:

Deferred revenue	$14,962
Customer deposits	2,729
Accrued payroll and benefits	8,917
Accrued property taxes	1,736
Accrued sales taxes	3,364
$31,708

6.

Employee Benefit Plan

The Predecessor sponsored a defined contribution profit-sharing plan (“Plan”) under Section 401(k) of the Internal Revenue Code for all employees who had completed at least one year of service, worked a minimum of 1,000 hours per year and were at least 21 years of age.  Plan participants could elect to contribute up to 100% of their eligible compensation on a pre-tax basis, subject to annual contribution limits established by the Internal Revenue Service (“IRS”).  The Predecessor was required to make matching contributions equal to 100% of the first 3% of eligible pre-tax compensation contributed by each participant and 50% of the next 2% of eligible pre-tax compensation contributed by each participant.  In addition, the Predecessor could also have made additional discretionary contributions to the Plan.

During the nine months ended March 26, 2007, the Predecessor made matching contributions of $10,343.

7.

Income Taxes

The income tax benefit reflected in the accompanying statement of operations reflects the reversal of certain deferred tax assets and deferred tax liabilities that remained with Cox and Srail, Inc. as of the March 26, 2007 acquisition date.  The Company did not acquire any tax assets or assume any tax liabilities, whether current or deferred, in the acquisition of the Predecessor; therefore, there are no current or deferred tax assets or liabilities reflected in the accompanying financial statements.

8.

Related Party Transactions

Office Space Lease

The Predecessor leased office space from C&S Enterprises, which was jointly owned by the Predecessor’s stockholders.  Total lease payments made by the Predecessor to C&S Enterprises during the nine months ended March 26, 2007 were $8,100.

Transactions with Stockholders

During the nine months ended March 26, 2007, the Predecessor’s stockholders received payments for gross salaries of $101,700.

9.

Commitments and Contingencies

Operating Leases

The Predecessor leased office space from a related party under an operating lease (see Note 8).  The lease was month-to-month and the monthly rental paid under this lease was $900.

The Predecessor also leased a printer/copier under an operating lease.  This lease was executed in July 2005 with a base term of four years.  The monthly rental due under this lease was $147.

Rent expense was $11,795 for the nine months ended March 26, 2007.

Warranty Reserves

Historical warranty claims have been insignificant.  The Predecessor believed it did not have significant warranty exposure at March 26, 2007, and, therefore, made no provision for warranty claims in the accompanying balance sheet.

10.

Segment and Geographic Information

The Predecessor operated in a single business segment, which was the rental of telecommunications equipment.  Sales of telecommunications equipment were ancillary to the Predecessor’s primary business purpose and were not evaluated separately by the Predecessor’s key operating decision makers.

The Predecessor’s operations were conducted and assets were located entirely in the state of North Carolina.

PROSPECTUS

The New Telephone Company, Inc.

256,810 Shares of Common Stock

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

All dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The North Carolina Business Corporation Act (the “NC Act”) permits a North Carolina corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. The indemnification provided by the NC Act is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. The Company may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years the Registrant has issued the following securities without registration under the Securities Act of 1933, as amended:

In January 2008, we issued 245,000 common shares to Waypoint Advisors Holding, LLC, a North Carolina limited liability company for professional services in connection with preparing a Business Plan. These shares were valued at $.13 per share, yielding an aggregate expense of $31,850 that will be included in our financial statements during fiscal 2008. We privately agreed to this valuation with Waypoint Advisors Holdings, LLC and conducted this transaction nine months prior to offering our common stock for sale at $1.00. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In November 2008, we issued 10 common shares to Doug Fraley at $1.00 per share for an aggregate price of $10. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In September, October, November, and December 2008, we issued 100 common shares each to Kellie Wesson, Mark Wesson, Chase Webb, Sarah Wilson, Mark Longworth, Patty Dancoff, Michelle Gilleland, Angela Pesaturo, Michael Painter, Wayne. H. Rink, Jennifer S. Rink, Robert Moses, Billy Jordan, Gary Chambers, Susan Painter, Kelly Rogers, Michael Miller, Todd Nicholson,  Grady Peeler, Scott & Cynthina Hornby, Bestrate.com, Inc, Dave Turner, Crown Resources, Inc., Gideon Financial, Inc., Andrew Johnson, and at $1.00 per share for a total of $100 from each investor and an aggregate of $2,500.  We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In October and November 2008, we issued 250 common shares each to James. E Styles, Tina Styles, Jack Lee, Kristeen P. Gibson, Ginger R. Rink, Beverly Armstrong, and Vernon Armstrong at $1.00 per share for a total of $250 from each investor and an aggregate of $1,750.  We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In November 2008, we issued 300 common shares to Diane Wesson at $1.00 per share for an aggregate price of $300.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In October 2008, we issued 500 common shares to Kelliey Dittrich at $1.00 per share for an aggregate price of $500.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In September 2008, we issued 750 common shares to Roy Mast at $1.00 per share for an aggregate price of $750.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In January 2008, we issued 4,755,000 common shares to Douglas W. Rink in exchange 100,000 shares of Rink Communications, Inc., and 100% of the membership interest in The New Telephone Company, LLC.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In September 2008, we issued 50,000 common shares to J. Scott Gilleland at $1.00 per share for an aggregate price of $50,000. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

EXHIBITS

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on January 12, 2009

The New Telephone Company, Inc.

Date: January 12, 2009	By:	/s/ Douglas W. Rink
	Name:	Douglas W. Rink
	Title:	Chief Executive Officer

In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Douglas W. Rink	Date: January 12, 2009
Douglas W. Rink
Chief Executive Officer

Exhibit 3.1

State of North Carolina

Department of the Secretary of State

North Carolina Corporation

Articles of Incorporation

Pursuant to Section 55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1.

The name of the Corporation is: RINK COMMUNICATIONS, INC.

2.

The number of shares the corporation is authorized to issue is: 100,000 Shares. These shares shall be all of one class, designated as common stock.

3.

The name and address of each incorporator is as follows:

Douglas W. Rink

214 Pinehurst Lane

Newton, NC 28658

4.

The street address and county of the initial registered office of the corporation is:

Number and Street:

214 Pinehurst Lane

City, State and Zip Code:

Newton, NC 28658

County:

Catawba

5.

The mailing address if different from the street address of the initial registered office is:

Number & Street/P.O. Box:

Post Office Box 1036

City, State and Zip Code:

Denver, NC 28037

County:

Lincoln

6.

The name of the initial registered agent is:

Douglas W. Rink

7.

Any other provisions which the corporation elects to include are attached.

8.

These articles will be effective upon filing, unless a date and/or time is specified:

This the 29th day of August, 2006.

___________________________________

Douglas Rink, Incorporator

Exhibit 3.2

ARTICLES OF RESTATEMENT

OF

THE NEW TELEPHONE COMPANY, INC.

(FORMERLY KNOWN AS RINK COMMUNICATIONS, INC.)

Pursuant to § 55-10-07 of the North Carolina Business Corporation Act (the “Act”), the undersigned Corporation hereby submits these Articles of Restatement for the purpose of integrating into one document its original articles of incorporation and all amendments thereto:

1.

The original name of the Corporation was Rink Communications, Inc. and is changed to The New Telephone Company, Inc. (the “Corporation”).

2.

Attached hereto as Exhibit A are the Amended and Restated Articles of Incorporation, which amend and restate the Corporation’s original Articles of Incorporation.

3.

These Amended and Restated Articles of Incorporation of the Corporation were duly adopted by the directors and shareholders of the Corporation on the [2nd] day of January, 2008, in the manner prescribed by the Act.

4.

The Articles of Restatement will become effective at filing.

This the [2nd] day of January, 2008.

THE NEW TELEPHONE COMPANY, INC.

By:

____________________________________

Douglas W. Rink, President

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

THE NEW TELEPHONE COMPANY, INC.

(FORMERLY KNOWN AS RINK COMMUNICATIONS, INC.)

ARTICLE

The name of the corporation is The New Telephone Company, Inc. (“Corporation”).

ARTICLE

The street and mailing address of the Corporation’s registered office in the State of North Carolina is:

201 East 8th Street

P.O. Box 404

Newton, NC 28658,

in the County of Catawba.  The name of its registered agent at such address is Douglas W. Rink.

ARTICLE

The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the North Carolina Business Corporation Act.

ARTICLE

.

Authorized Capital.  The total number of shares of all classes of capital stock which the Corporation has authority to issue is 100,000,000 shares of Common Stock, [no par value] (the “Common Stock”).

.

Terms of the Common Stock.

.

Dividends.  Dividends may be paid on the Common Stock.

.

Voting Rights.  Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held.  .

.

Liquidation Rights.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of any remaining funds and other assets of the Corporation to be distributed on a ratable basis.

.

Fractional Shares.  A fractional share of Common Stock shall be entitled to an equivalent fractional percentage of all of the rights and privileges associated with a whole share of such Common Stock.  Any reference to a share of Common Stock in these Amended and Restated Articles of Incorporation shall be a reference to a whole or fractional share, as applicable, of Common Stock.

ARTICLE V

To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, no person who is serving or who has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of duty as a director.  No amendment or repeal of this article, nor the adoption of any provision to these Amended and Restated Articles of Incorporation inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption.

ARTICLE VI

Any action required by law to be taken at a meeting of the shareholders, or any action that may be taken at a meeting of shareholders, may be taken without meeting or notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of shareholders taken at such a meeting.

ARTICLE VII

The term of existence of the Corporation is perpetual.

ARTICLE VIII

The provisions of the North Carolina Business Corporations Act entitled “The North Carolina Shareholder Protection Act” and “The North Carolina Control Share Acquisition Act” shall not be applicable to the Corporation.

ARTICLE IX

Pursuant to North Carolina Business Corporation Act Section 55-7-04, any action required by law to be taken at a meeting of the shareholders, or any action that may be taken at a meeting of shareholders, may be taken without meeting or notice if a consent in writing, setting forth the action so taken, shall be signed by the holder of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of shareholders taken at such a meeting.

Exhibit 3.3

BY-LAWS
of

RINK COMMUNICATIONS, INC.

ARTICLE I
Offices

Section 1 Principal Office: The principal office of the Corporation shall be located at Newton, North Carolina, but the Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require. The Registered Office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

ARTICLE II

Meetings of Shareholders

Section 1 Place of Meeting: All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be fixed by the President, Secretary, or the Board of Directors and designated in the notice of the meeting, or agreed upon by a majority of the shareholders entitled to vote thereat.

Section 2 Annual Meetings: The annual meeting of shareholders shall be held in August of each year on any day (except Sunday or a legal holiday) in that month as determined by the President, the Secretary or the Board of Directors.

Section 3 Substitute Annual Meeting: If the annual meeting shall not be held on the day designated by these By-Laws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4 Special Meetings: Special Meetings of the shareholders may be called at any time by the President, Secretary, or Board of Directors of the Corporation, or by a shareholder pursuant to the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 5 Notice of Meetings: Written or printed notice stating the time and place of the meeting shall be given not less than ten nor more than sixty days before the date thereof, either personally or by mail, or by any form of wire or wireless communication or by facsimile transmission or by private delivery by or at the direction of the Board of Directors, the President, the Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, notice shall be deemed effective when deposited in the United States Mail addressed to the shareholder at the address which appears on the current record of shareholders, with postage thereon prepaid.

In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat. In the case of a special meeting the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall he given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

Section 6 Voting Lists. At least ten days before each meeting of shareholders the Secretary of the Corporation shall prepare an alphabetical list of the Corporation shareholders entitled to vote at such meetings, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours.

Section 7 Quorum: The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders.

Section 8 Information Action by Shareholders: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Corporation to be kept in the Corporate Minute Book.

Section 9 Proxy: Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the Shareholder or by his duly authorized representative. An appointment of proxy is valid for eleven months from the date of its execution unless a different period is expressly provided.

ARTICLE III
Directors

Section 1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors or by such Executive Committees as the Board may establish pursuant to these By-Laws.

Section 2 Number, Term and Qualifications: The number of Directors of the Corporation shall be two. The shareholders or Board of Directors may from time to time change the number of directors by amendment of these By-Laws, but the Board may not increase or decrease the number of directors by more than thirty percent during any twelve-month period. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

Section 3 Election of Directors: Except as provided in Section 4 of this article, the directors shall be elected at the annual meeting of shareholders; and these persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, election of directors shall be by ballot. There shall not be cumulative voting.

Section 4 Vacancies: A vacancy occurring in the Board of Directors may be filled by a majority of the remaining directors; though such remainder be less than a quorum, or by the sole remaining director; but a vacancy created by an increase in the authorized number of directors shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

Section 5 Chairman: There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 6 Executive Committee: The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these By-Laws, designate two or more directors to constitute and executive committee, which committee to the extent provided in such resolution shall have and may exercise all of the authority of the Board of Directors in the management of the corporation.

Section 7 Removal: Any director may be removed at any time with or without cause of vote of the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove him.

Section Compensation: The Board of Directors may provide for the compensation of directors for their services as such and for the payment of or reimbursement of any and expenses incurred by them in connection with such service.

ARTICLE IV
Meeting of Directors

Section 1 Regular Meetings:  A regular meeting of the Board of Directors shall be held immediately after, and at the same place, as the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

Section 2 Special Meeting: Special Meetings of the Board of Directors may be called by oral the request of the President of the company or any director. Such meeting may be held either within or without the State of North Carolina.

Section 3 Notice of Meetings: Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

Section 4 Quorum: A majority of the directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 5 Manner of Action: Except as otherwise provided in this Section, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

The vote of a majority of the number of directors fixed by these By-Laws shall be required to adopt a resolution constituting an executive committee. The vote of a majority of the directors then holding office shall be required to adopt, amend or repeal a By-Law, or to adopt a resolution dissolving the Corporation without action by the shareholders. Vacancies in the Board of Directors may be filled as provided in Article Ill, Section 4 of these By-Laws.

Section 6 Informal Action by Directors: Action taken by a majority of the directors without a meeting is nevertheless Board action, if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

ARTICLE V
Officers

Section 1 Number: The officers of the Corporation shall consist of President, a Secretary, a Treasurer, and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, except the office of President and Secretary.

Section 2 Election and Term: The officers of the Corporation shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified.

Section 3 Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, or the person so removed.

Section 4 Compensation: The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 5 President: The President shall be the principal executive officer of the Corporation, and, subject to the control of the Board of Directors, shall supervise and control the management of the Corporation in accordance with these By-Laws.

He shall, when present, preside at all meetings of shareholders. He shall sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6 Vice-President: The Vice-Presidents in the order of their election, unless otherwise determined by the Board of Directors, shall in the absence of or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

Section 7 Secretary:. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these By- Laws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation, a record of shareholders showing the name and address of each shareholder and the number of shares and class of the shares held by each. He shall sign such instruments as may require his signature, and, in general, shall perform all duties incident to the office of the Secretary and such other duties as may be assigned him from time to time by the President or by the Board of Directors.

Section 8 Treasurer: The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for- such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the Corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. The treasurer shall, in general, perform all duties incident to this office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

Section 9 Assistant Secretaries and Treasurers: The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of these offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary of the Treasurer, respectively, or by the President or by the Board of Directors.

ARTICLE VI

Certificates for Shares and Their Transfer

Section 1 Certificates for Shares: Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice- President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

Section 2 Transfer of-Shares: Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

ARTICLE VII
General Provisions

Section 1 Dividends: The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

Section 2 Seal: The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

Section 3 Waiver of Notice: Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the Charter or By-Laws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4 Amendments: Except as otherwise provided herein, these By-Laws may be amended or repealed and new By-Laws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

The Board of Directors shall have no power to adopt a By-Law:

(1)

Requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law;

(2)

Providing for management of the Corporation otherwise than by the Board of Directors or its Executive Committees;

(3)

Increasing or decreasing the number of directors;

(4)

Classifying and staggering the election of directors.

No By-Law adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.

Section 5 Indemnification: Any person who at any time serves or has served as a director of the corporation, or ho, while serving as a director of the corporation, serves or has served, at the request of the corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding (and any appeal therein), whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that lie is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit, or proceeding.

The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this By-Law, including, without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

Any person who at any time after the adoption of this By-Law serves or has served in the aforesaid capacity for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this By-Law.

Exhibit 5.1

JPF Securities Law, LLC

19720 JETTON RD, SUITE 300

CORNELIUS, NC  28031

January 21, 2008

The New Telephone Company, Inc.

201 East 8th Street

Newton, NC 28658

Telephone No.:  828-322-3412

Re: The New Telephone Company, Inc., Form S-1

Ladies and Gentlemen:

We have acted as counsel to The New Telephone Company, Inc. (the "Company") in connection with its filing of the registration statement on Form S-1 (the "Registration Statement") covering 256,810 shares of common stock, $.001 par value (the "Common Stock"), as set forth in the Registration Statement.

In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

On basis of the forgoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been validly authorized, legally issued, fully paid and non-assessable;

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

Yours truly,

/s/ Jared Febbroriello

Jared P. Febbroriello, Esq. LL.M.

Exhibit 10.1

Business Plan Consulting Agreement

This Consulting Agreement (“Agreement”) is entered into this 4th day of January 2008 between Waypoint Advisors Holding, LLC (“Consultant”) and The New Telephone Company, Inc., (“Client”).

The parties recite and declare:

1.

Client(s) is hiring Consultant to prepare a Business Plan (“Business Plan” or “Work Product”) for their business or project.

2.

Tendered herewith to Consultant is the sum of $3,750.00 and 245,000 shares of class A common stock, which is a non-refundable fee and constitutes partial compensation for services to be rendered.  An additional non-refundable $3,750.00 fee will be tendered to Consultant upon the completion of services to be rendered.  Consultant deems the value of the 245,000 shares to be equal to $31,850.00.  Client will be entitled to completed Work Product once all fees are tendered.  All fees are non-refundable and earned upon receipt.  Once Consultant has delivered Work Product to Client, Client has the ability to submit a Round of changes to Consultant for a period of thirty days.  For the purpose of this contract, a “Round” is defined as one list of items that the Client wants the Consultant to change to either the text of financial numbers in the Work Product.

3.

Client understands the services requested to be performed by Consultant are complex in nature.  Client understands that certain information must be provided to Consultant to complete the Work Product.  Any delay in Client providing such information to Consultant will delay the completion of the Work Product.  Once the information is received, Consultant will make every effort to complete the Work Product in a timely fashion.

4.

Client understands that they will receive Consultant’s work product in a word or pdf soft file format via email.  In addition, Client will be entitled to Consultant’s Work Product in the form of one word or pdf soft file on a CD or one hard copy format sent via postal mail.

5.

Client agrees to deliver to Consultant, in a timely fashion, all documents and information necessary or incidental to the requested services.  Client agrees all documents, information, surveys, appraisals, financial statements, etc., will be free of material misrepresentations of fact.

6.

Client will defend and indemnify Consultant, and any directors, officers, employees and agents (collectively, “Agents”) of Consultant, and hold each of them harmless against all claims, damages, fines, judgments, reasonable legal fees, expenses of defense, and any other costs and liabilities resulting from claims by third parties arising from: (a) a material breach of any of Client’s obligations, representations, warranties  and agreements contained in this Agreement; (b) faulty information or intellectual property provided by Client; or (c) Client’s gross negligence.

7.

Consultant will defend and indemnify Client and its Agents, and hold each of them harmless against all claims, damages, fines, judgments, reasonable legal fees, expenses of defense, and any other costs and liabilities resulting from claims by third parties arising from: (a) a material breach of any of Consultant’s obligations, representations, warranties and agreements contained in this Agreement; (b) the Services and recommendations developed by Consultant, or (c) Consultant’s gross negligence.  However, Consultant shall not be obligated to indemnify Client or its Agents against any liability that would otherwise be imposed by reason of: (i) willful misfeasance, bad faith or gross negligence on the part of the Client or its Agents; (ii) a modification made to Consultant’s Work Product by someone other than Consultant, (iii) use or combination of the Work Product with products or data not provided by Consultant, (iv) use of other than the latest release of Work Product that Consultant has made available, if the damage would have been avoided by the use thereof, or (v) use of the Work Product after the Client receives notice, or has reason to believe, that the item infringes a patent, copyright or trademark of a third party.

8.

Except as provided in Sections 6 and 7, in no event shall either party be liable to the other for any indirect, incidental, special, punitive or consequential damages of any kind whatsoever, related to this Agreement, however caused and on any theory of liability (including negligence); and a party’s liability arising out of this Agreement shall not exceed the total amount paid by the Client for the Work Product giving rise to such liability.

9.

The parties signing this agreement on behalf of the herein entities represents and warrants that he/she has full power and authority to bind said entities to the terms and conditions of this agreement irrespective of any prior contact between related entities and client and further agrees to furnish Consultant with an executed copy of such authority upon request.

10.

This agreement shall be binding upon and shall insure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors, personal representatives, trustees and assigns.

11.

All provisions contained herein shall be construed under the laws of the state of North Carolina, and the parties designate the county of Mecklenburg as the proper venue for any dispute that may arise between the parties, except as they may be pre-empted by federal rules, regulations or other applicable laws.

12.

This agreement shall become effective and binding when fully executed by the parties set out below:

                                                                                  _______________________________

Waypoint Advisors Holding, LLC

8511 Davis Lake Pkwy, Suite C6-277

Charlotte, North Carolina  28269

                                     ______________________________

           The New Telephone Company, Inc.

201 East 8th St.

Newton, North Carolina 28658

Exhibit 10.2

SHARE ISSUANCE AGREEMENT

THIS SHARE ISSUANCE AGREEMENT (“Agreement”) is effective as of January 4th, 2008 (“Effective Date”) between The New Telephone Company, Inc., a North Carolina corporation (formerly known as Rink Communications, Inc.) (the “Company”) and Waypoint Advisors Holding, LLC, a North Carolina limited liability company (hereinafter referred to as “Waypoint”).  In consideration of the mutual covenants herein, the adequacy and delivery of which are hereby acknowledged, the Waypoint Advisors Holding, LLC, a North Carolina limited liability company and the Company agree as follows:

1.

Share Issuance. In accordance with the terms of that certain Business Plan Consulting Agreement made and entered into as of January 4th, 2008 by and between the Company and Waypoint, (the “Business Plan Consulting Agreement”), the Company agrees to issue to Waypoint 245,000 shares ("Shares") of the Company's common stock in partial payment for certain services provided by Waypoint pursuant to the Business Plan Consulting Agreement.

2.

Representations and Warranties. Waypoint hereby represents, warrants and acknowledges and agrees with the Company as follows:

(a)

Waypoint acknowledges that it is acquiring the Shares for its own account and for the purpose of investment and not with a view to any distribution or resale thereof within the meaning of the Securities Act of 1933, as amended (the “Act”), and any applicable state or other securities laws (“State Acts”). Waypoint further agrees that it will not sell, assign, transfer or otherwise dispose of any of the Shares in violation of the Act or State Acts and acknowledges that, in taking unregistered securities, it must continue to bear the economic risk of its investment for an indefinite period of time because of the fact that such Shares have not been registered under the Act or State Acts and further realizes that such Shares cannot be sold, assigned, transferred or otherwise disposed of unless subsequently registered under the Act and State Acts or an exemption from such registration is available.

(b)

Waypoint is aware of the Company's contemplated business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Waypoint acknowledges that all documents, records and books pertaining to this investment which Waypoint has requested have been made available for inspection by Waypoint and Waypoint’s attorney, accountant or other adviser(s). Waypoint and/or Waypoint’s adviser(s) has/have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company and all such questions have been answered to the full satisfaction of Waypoint.

(c)

Waypoint, by reason of Waypoint’s business or financial experience or the business or financial experience of Waypoint’s professional advisers can be reasonably assumed to have the capacity to protect its interests in connection with an investment in the Shares.

(d)

Waypoint has adequate means of providing for Waypoint’s current financial needs and contingencies, is able to bear the substantial economic risk of the Shares for an indefinite period of time, and has no need for liquidity in such Shares.

(e)

Waypoint has full legal capacity and authority to execute, deliver, and perform the documents and its obligations relating to its investment in the Shares, and such investment will not breach, violate or conflict with any of Waypoint’s or its affiliates governing documents, organizational or otherwise, contracts, agreements, obligations or instruments by which it may be bound or to which it is subject, or any applicable laws.

1.

Applicable Law.  This Agreement shall be construed under and the relationship between the parties determined in accordance with the laws of the State of North Carolina, without regard to conflicts of law rules.

2.

Effect on Business Plan Consulting Agreement.  Nothing in this Agreement shall affect the rights and obligations of the Company and Waypoint under the Business Plan Consulting Agreement.  This Agreement shall not be deemed to modify or amend the Business Plan Consulting Agreement in any way.

3.

Entire Agreement. This Agreement constitutes the entire agreement and understanding between Waypoint and Company concerning the subject matter hereof, and cancels, terminates and supersedes all prior written and oral understandings, agreements, proposals, promises and representations of the parties respecting any and all subject matter contained herein.

4.

Miscellaneous.  Any failure by the Company or Waypoint to insist on strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right under this Agreement.

                                                                 WAYPOINT ADVISORS HOLDING, LLC

By:________________________________

Name:_______________________________

Title:_________________________________

THE NEW TELEPHONE COMPANY, INC.

By:________________________________

Name:______________________________

Title:________________________________

Exhibit 10.3

STATE OF NORTH CAROLINA
UTILITIES COMMISSION
RALEIGH

DOCKET NO. P-1451, SUB 0

CERTIFICATE OF PUBLIC CONVENIENCE AND NECESSITY AUTHORIZING THE PROVISION OF INTRASTATE INTEREXCHANGE TELEPHONE SERVICE

BEFORE THE NORTH CAROLINA UTILITIES COMMISSION

Know All Men By These Presents, That

The New Telephone Company, Inc.

201 East 8th Street
Newton, North Carolina 28658

is hereby granted this

CERTIFICATE OF PUBLIC CONVENIENCE AND NECESSITY

This Certificate is hereby granted to The New Telephone Company, Inc. pursuant to NCGS 62-110(b) authorizing the provision of intrastate interexchange telephone service in North Carolina.

ISSUED BY ORDER OF THE COMMISSION.

This the 30th day of April, 2008.

NORTH CAROLINA UTILITIES COMMISSION

Gail L. Mount

Gail L. Mount, Deputy Clerk

RV042808.04

Exhibit 14.1

CODE OF ETHICS

OF

THE NEW TELEPHONE COMPANY, INC.

I.

Objectives

The New Telephone Company, Inc. (the “Company”) is committed to the highest level of ethical behavior.  The Company's business success depends upon the reputation of the Company and its directors, officer and employees to perform with the highest level of integrity and principled business conduct.

This Code of Ethics (“Code”) applies to all directors, officers and employees of the Company, including the Company's principal executive officer and principal financial officer, (collectively, the “Covered Persons”).  This Code is designed to deter wrongdoing and to promote all of the following:

•

honest and ethical conduct, including the ethical handling of actual or apparent conflicts   of interest between personal and professional relationships

•

full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the "Commission"), and in other public communications made by the Company

•

compliance with applicable governmental laws, rules and regulations;

•

the prompt internal reporting to an appropriate person or persons identified herein for receiving violations of this Code

•

Accountability for adherence to this Code.

Each Covered Person must conduct himself or herself in accordance with this Code, and must seek to avoid even the appearance of improper behavior.

This Code is not intended to cover every applicable law, or to provide answers to all questions that might arise; for such, the Company relies on each person’s sense of what is right, including a sense of when it is appropriate to seek guidance from others on an appropriate course of conduct.

II.

Honest And Ethical Conduct

Each Covered Person must always conduct himself or herself in an honest and ethical manner.  Each Covered Person must act with the highest standards of personal and professional integrity and must not tolerate others who attempt to deceive or evade responsibility for actions.  Honest and ethical conduct must be a driving force in every decision made by a Covered Person while performing his or her duties for the Company.  When in doubt as to whether an action is honest and ethical, each Covered Person shall seek advice from his or her immediate supervisor or senior management, as appropriate.

III.

Conflicts Of Interest

The term “conflict of interest” refers to any circumstance that would cast doubt on a Covered Person’s ability to act objectively when representing the Company’s interest.  Covered Persons should not use their position or association with the Company for their own or their family’s personal gain, and should avoid situations in which their personal interests (or those of their family) conflict or overlap, or appear to conflict or overlap, with the Company's best interests.

The following are examples of activities that give rise to a conflict of interest.  These examples do not in any way limit the general scope of the Company's policy regarding conflicts of interest.

•

Where a Covered Person’s association with (or financial interest in) another person or entity would reasonably be expected  to interfere with the Covered Person's independent judgment in the Company’s best interest, that association or financial interest creates a conflict of interest.

•

The holding of a financial interest by a Covered Person in any present or potential competitor, customer, supplier, or contractor of the Company creates a conflict of interest, except where the business or enterprise in which the Covered Person holds a financial interest is publicly owned, and the financial interest of the Covered Person in such public entity constitutes less than one percent (1%) of the ownership of that business or enterprise.

•

The acceptance by a Covered Person of a membership on the board of directors, or serving as a consultant or advisor to any board or any management, of a business that is a present or potential competitor, customer, supplier, or contractor of the Company, creates a conflict of interest, unless such relationship is pre-approved in writing by the principal executive officer of the Company.

•

Engaging in any transaction involving the Company, from which the Covered Person can benefit financially or otherwise, apart from the usual compensation received in the ordinary course of business, creates a conflict of interest.  Such transactions include lending or borrowing money, guaranteeing debts, or accepting gifts, entertainment, or favors from a present or potential competitor, customer, supplier, or contractor of the Company.

•

The use or disclosure of any unpublished information regarding the Company, obtained by a Covered Person in connection with his or her employment for personal benefit, creates a conflict of interest.

It is our policy and it is expected that all Covered Persons should endeavor to avoid all situations that present an actual or apparent conflict of interest.  All actual or apparent conflicts of interest must be handled honestly and ethically.  If a Covered Person suspects that he or she may have a conflict of interest, that Covered Person is required to report the situation to, and to seek guidance from, his or her immediate supervisor or senior management, as appropriate.  For purposes of this Code, directors, the principal executive officer, and the principal financial officer shall report any such conflict or potential conflict situations to the chairman of the audit committee, if one be created, and in the absence of an audit committee, to chairman of the board of directors.  Officers (other than the principal executive officer and principal financial officer) and employees of the Company shall report any such situations to their immediate supervisor.  It is the responsibility of the audit committee chairman or the chairman of the board, as applicable, to determine if a conflict of interest exists or whether such situation is likely to impair the Covered Persons ability to perform his or her assigned duties with the Company, and if such situation is determined to present a conflict, to determine the necessary resolution.

Loans are expressly prohibited from the Company to all directors and executive officers.

IV.

Compliance With Applicable Laws, Rules And Regulations

Full compliance with letter and the spirit of all applicable governmental laws, rules and regulations, and applicable rules and listing standards of any national securities exchange on which the Company’s securities may be listed, is one of the foundations on which this Company’s ethical policies are built.  All directors and executive officers of the Company must understand and take responsibility for the Company's compliance with the applicable governmental laws, rules and regulations of the cities, states and countries in which the Company operates, and for complying with the applicable rules and listing standards of any national securities exchange on which the Company’s securities may be listed.

V.

Rules To Promote Full, Fair, Accurate, Timely and Understandable Disclosure

As a public company, the Company has a responsibility to report financial information to security holders so that they are provided with accurate information in all material respects about the Company’s financial condition and results of operations.  It is the policy of the Company to fully and fairly disclose the financial condition of the Company in compliance with applicable accounting principles, laws, rules and regulations.  Further, it is the Company’s policy to promote full, fair, accurate, timely and understandable disclosure in all Company reports required to be filed with or submitted to the Commission, as required by applicable laws, rules and regulations then in effect, and in other public communications made by the Company.

Covered Persons may be called upon to provide or prepare necessary information to ensure that the Company’s public reports are complete, fair and understandable.  The Company expects Covered Persons to take this responsibility seriously and to provide accurate information related to the Company’s public disclosure requirements.

All books and records of the Company shall fully and fairly reflect all Company transactions in accordance with accounting principles generally accepted in the United States of America, and any other financial reporting or accounting regulations to which the Company is subject.  No entries to the Company’s books and records shall be made or omitted to intentionally conceal or disguise the true nature of any transaction.  Covered Persons shall maintain all Company books and records in accordance with the Company’s established disclosure controls and procedures and internal controls for financial reporting, as such controls may be amended from time to time.

All Covered Persons must report any questionable accounting or auditing matters that may come to their attention.  This applies to all operating reports or records prepared for internal or external purposes, such as sales or backlog information.  If any Covered Person has concerns or complaints regarding questionable accounting or auditing matters of the Company, Covered Person shall report such matters to his or her immediate supervisor.  If the immediate supervisor is involved in the questionable accounting or auditing matter, or does not timely resolve the Covered Person’s concern, the Covered Person should submit their concerns to the principal executive officer or the principal financial officer.  If the principal executive officer and the principal financial officer are involved in the questionable accounting or auditing matter, or do not timely resolve the Covered Person's concerns, the Covered person should submit his or her concern directly to the audit committee, if one be established, or to the board of directors in the absence of a designated audit committee.  The reporting of any such matters may be done on a confidential basis, at the election of the Covered Person making the report.

VI.

Corporate Opportunities

Directors and employees are prohibited from taking for themselves opportunities that are discovered through the use of Company property, information or position, or using Company property, information or position for personal gain.  Directors and employees have a duty to the Company to advance its legitimate interest when the opportunity to do so arises.

VII.

Confidentiality

Directors and employees must maintain the confidentiality of non-public, proprietary information regarding the Company, its customers or its suppliers, and shall use that information only to further the business interests of the Company, except where disclosure or other use is authorized by the Company or legally mandated.  This includes information disseminated to employees in an effort to keep them informed or in connection with their work activities, but with the instruction, confidential labeling, or reasonable expectation that the information be kept confidential.

VIII.

Trading on Inside Information

Inside information includes any non-public information, whether favorable or unfavorable, that investors generally consider important in making investment decisions.  Examples including financial results not yet released imminent regulatory approval/disapproval of an alliance or other significant matter such as the purchase or sale of a business unit or significant assets, threatened litigation, or other significant facts about a business.  No information obtained as the result of employment at, or a director’s service on the Board of, the Company may be used for personal profit or as the basis for a “tip” to others, unless such information is first made generally available to the public.

IX.

Protection and Proper Use of Company Assets

Directors and employees should protect the Company’s assets and ensure their efficient use.  Theft, carelessness and waste have an adverse impact on the Company and its profitability.  Company assets may only be used for legitimate Company business purposes.

X.

Intellectual Property

The Company expends a great deal of time, effort and money to protect our intellectual property.  We are sensitive to issues regarding the improper use of our intellectual property and avoiding the improper use of intellectual property of others, including but not limited to copyrights, trademarks, trade secrets and patents.  In fulfillment of our legal obligations with respect to intellectual property rights, the Company adheres to copyright laws, including the application of those laws to copyrighted work in print, video, music, computer software or other electronic formats.  Employees must not make any unauthorized reproduction of any copyrighted work.

XI.

Reporting Violations of the Code

Any Covered Person who becomes aware of any violation of this Code must promptly bring the violation to the attention of the appropriate party as follows: directors, the Company’s principal executive officer and the principal financial officer shall report on a confidential basis any violations to the chairman of the audit committee, if one be created, and in the absence of an audit committee, to the chairman of the board of directors of the Company; Executive officers and employees of the Company shall report any violations to the Company’s principal executive officer or principal financial officer..

XII.

Compliance with the Code

All issues of non-compliance with this Code will be reviewed and evaluated according to the circumstances and severity of the problem.  Senior management will take such actions as it deems appropriate, which can include disciplinary action up to and including termination of employment, legal action, and other measures.

XIII.

Waiver of the Code

Any waiver of this Code may be made only by the independent directors on the board of directors, or by an authorized committee of the board of directors comprised solely of independent directors, and will be disclosed as required by law, Commission regulations, or the rules and listing standards of any national securities exchange on which the Company’s securities may be listed.

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

Lake & Associates CPA’s LLC

Certified Public Accountants

The Board of Directors

THE NEW TELEPHONE COMPANY, INC.

Gentlemen:

This letter will authorize you to include the Audit of your company dated August 22, 2008 for the year ended June 30, 2008 and the period ending June 30, 2007 in the Registration Statement Form S-1 to be  filed  with  the Securities and Exchange Commission.

Yours Truly,

/s/Lake & Associates CPA’s LLC

Lake & Associates CPA’s LLC

20283 State Road 7  Suite #300

Boca Raton FL 33498

January 29, 2009

EXHIBIT 23.2

JPF Securities Law, LLC

19720 JETTON RD, SUITE 300

CORNELIUS, NC  28031

January 21, 2008

The New Telephone Company, Inc.

201 East 8th Street

Newton, NC 28658

Telephone No.:  828-322-3412

Re: The New Telephone Company, Inc., Form S-1

Ladies and Gentlemen:

We have acted as counsel to The New Telephone Company, Inc. (the "Company") in connection with its filing of the registration statement on Form S-1 (the "Registration Statement") covering 256,810 shares of common stock, $.001 par value (the "Common Stock"), as set forth in the Registration Statement.

In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

On basis of the forgoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been validly authorized, legally issued, fully paid and non-assessable;

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

Yours truly,

/s/ Jared Febbroriello

Jared P. Febbroriello, Esq. LL.M.